SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to § 240.14a-12.

BOYD GAMING CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Notice of Annual Meeting of Stockholders

To be held on April 9, 2020

To the Stockholders of Boyd Gaming Corporation:

You are invited to attend our 2020 Annual Meeting of Stockholders (“Annual Meeting”), which will be held at California Hotel and Casino, 12 East Ogden Avenue, Las Vegas, Nevada 89101 on April 9, 2020 at 11:00 a.m., local time, for the following purposes:

1.	To elect eleven members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To hold an advisory vote on executive compensation.

4.	To approve the Boyd Gaming Corporation 2020 Stock Incentive Plan.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the proxy statement which is attached to and made part of this notice.

Our board of directors has fixed the close of business on February 28, 2020 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, we urge you to vote as promptly as possible by following the instructions included in this proxy statement in order to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card or vote by telephone or the Internet, you may still decide to attend the Annual Meeting and vote your shares in person. Your proxy is revocable in accordance with the procedures set forth in this proxy statement.

By Order of the Board of Directors

William S. Boyd
Executive Chairman of the Board of Directors

Las Vegas, Nevada

March 10, 2020

Stockholder Proposals; Other Matters	57

Stockholder Proposals	57

Other Matters	57

Appendix A: Boyd Gaming Corporation 2020 Stock Incentive Plan	A-1

BOYD GAMING CORPORATION

3883 Howard Hughes Parkway, Ninth Floor

Las Vegas, Nevada 89169

PROXY STATEMENT

INTRODUCTION

Our board of directors is soliciting proxies for our 2020 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

In this proxy statement:

•	“we,” “us” and the “Company” mean Boyd Gaming Corporation, a Nevada corporation, unless otherwise indicated; and

•

“Annual Meeting” means our 2020 Annual Meeting of Stockholders to be held on April 9, 2020 at 11:00 a.m., local time, at California Hotel and Casino, 12 East Ogden Avenue, Las Vegas, Nevada 89101 and any adjournment or postponement thereof.

A copy of our 2019 Annual Report to Stockholders, this proxy statement and accompanying proxy card are being mailed to our stockholders beginning on or about March 10, 2020. Our executive offices are located at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

You are invited to attend the Annual Meeting to consider and vote on the following proposals:

1.	To elect eleven members to our board of directors to serve until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	To hold an advisory vote on executive compensation.

4.	To approve the Boyd Gaming Corporation 2020 Stock Incentive Plan.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who is entitled to vote at the Annual Meeting?

The close of business on February 28, 2020 has been fixed as the record date (“record date”) for determining the holders of shares of our common stock entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to attend and vote at the Annual Meeting. The only class of stock that is currently outstanding and that can be voted at the Annual Meeting is our common stock. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting.

At the close of business on the record date, there were 111,607,470 shares of our common stock outstanding. Those shares represented by properly submitted proxies that are not duly revoked will be voted at the Annual Meeting.

How do I vote?

You may vote by ballot in person at the Annual Meeting. Alternatively, if your shares are registered directly in your name, you may submit a proxy and vote by using any of the following methods:

•

By Internet—You may use the Internet to vote at any time until noon (Central Daylight Time) on April 8, 2020 by going to www.proxypush.com/byd. When voting by Internet, please have the control number from the box in the upper right corner of your printed proxy card and the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple instructions contained on the website to obtain your records and create an electronic ballot.

•

By Telephone—You may use any touch-tone telephone to vote at any time until noon (Central Daylight Time) on April 8, 2020 by calling 1-866-883-3382. When voting by telephone, please have the control number from the box in the upper right corner of your printed proxy card and the last four digits of your Social Security Number or Tax Identification Number available, and follow the simple voice-guided instructions.

•

By Mail—You may vote by completing, signing and dating the proxy card and returning it in the provided postage-paid envelope. Please mail your completed proxy card to Boyd Gaming Corporation, c/o Shareowner Services SM, P.O. Box 64873, St. Paul, MN 55164-0873.

To determine how you may revoke or change your vote submitted by the telephone, Internet and mail methods described above, please refer to the section entitled “Can I change my vote after I submit my proxy?”

If your shares are not registered directly in your name (e.g., you hold your shares in a stock brokerage account or through a bank or other holder of record), you may vote by following the instructions provided by the record holder (i.e., your broker, bank or other holder of record) regarding how to vote your proxy.

How does the board of directors recommend I vote on the proposals?

The board of directors unanimously recommends that you vote:

• Proposal 1—	FOR the election of each of the eleven nominees to our board of directors.

• Proposal 2—	FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

• Proposal 3—	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

• Proposal 4—	FOR the approval of the Boyd Gaming Corporation 2020 Stock Incentive Plan.

Who will vote my shares if I specify how my shares are to be voted?

William S. Boyd and William R. Boyd are both directors and officers of the Company and were named by our board of directors as proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy card. For a discussion regarding how the proxy holders will vote proxies if no direction is given, please refer to the section entitled “What if I do not specify how my shares are to be voted?”

What if I do not specify how my shares are to be voted?

If you are a stockholder of record and you execute and return your proxy card but you do not provide instruction with respect to any or all proposals to be acted upon at the Annual Meeting, your proxy will be voted “FOR” the election of each of the director nominees named in this proxy statement; “FOR” Proposals 2, 3 and 4 and as the proxy holders deem advisable on other matters that may properly come before the Annual Meeting.

If you are a beneficial owner of our common stock and you do not provide instructions to your broker on how to vote your shares, your broker may vote your shares in its discretion only on Proposal 2; your broker may not vote your shares with respect to Proposals 1, 3 and 4. For a discussion regarding the difference between stockholders of record and beneficial owners, please refer to the section entitled “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”

Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders (“Notice of Annual Meeting”). However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our common stock represented by proxies will be voted by the persons named as proxy holders on the proxy card in accordance with their discretion on such matters.

Why did I receive a full set of the proxy materials instead of a Notice of Internet Availability of Proxy Materials?

This year, for our Annual Meeting, all stockholders of record are being delivered traditional paper copies of our proxy materials. In the past, we have, from time to time, utilized SEC rules that allow companies to furnish their proxy materials over the Internet, and accordingly, have sent to our stockholders a Notice of Internet Availability regarding Internet availability of proxy materials for those years’ annual meetings. In the future, we may again take advantage of the SEC rules, and in such years, will send to our stockholders a Notice of Internet Availability for those years’ annual meetings.

How can I receive a full set of the proxy materials by e-mail?

Stockholders may request to receive proxy materials electronically by e-mail by submitting a request to us at www.boydgaming.com/proxymaterials; by mail to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, Attn: David Strow, Vice President Corporate Communications; via toll-free telephone: 800-695-2455, Attn: David Strow, Vice President Corporate Communications; or via e-mail: davidstrow@boydgaming.com.

Do I need an admission ticket to attend the Annual Meeting?

No. However, all stockholders will need to present a valid government-issued photo identification (e.g., a driver’s license or passport) at the door to be admitted to the Annual Meeting. If you hold your shares in a stock brokerage account or in the name of a bank or other holder of record and you plan to attend the Annual Meeting, you will also need to present a copy of your brokerage account statement (which you can obtain from your broker) reflecting your ownership of our common stock as of the close of business on February 28, 2020, the record date for the Annual Meeting.

No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the “stockholder of record.” In such case, the Notice of Annual Meeting, this proxy statement and our 2019 Annual Report to Stockholders have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In such case, the Notice of Annual Meeting, this proxy statement and our 2019 Annual Report to Stockholders should have been forwarded (or otherwise made available) to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

Can I change my vote after I submit my proxy?

Yes. You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•

properly submitting a subsequent proxy in one of the manners authorized and described in this proxy statement (such as via the Internet, by telephone or by mail pursuant to the voting procedures described above under the section entitled “How do I vote?”); or

•	giving written notice of revocation to our Corporate Secretary prior to or at the Annual Meeting; or

•	attending the Annual Meeting and voting in person.

Your attendance at the Annual Meeting will not have the effect of revoking your properly submitted proxy unless you follow one of the revocation procedures referenced above. Any written notice revoking a proxy should be sent to the Company at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, Attention: Corporate Secretary and must be received before voting is closed at the Annual Meeting.

If you are a beneficial owner of our common stock, please follow the instructions provided by the record holder (e.g., your bank or broker) regarding how to change or revoke your proxy.

What are “broker non-votes”?

“Broker non-votes” are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote. Under the rules of the New York Stock Exchange (“NYSE”), certain matters submitted to a vote of stockholders are considered by the NYSE to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the Annual Meeting. For those matters which the NYSE determines to be “non-routine,” brokerage firms that have not received instructions from their customers do not have discretion to vote. Consistent with applicable NYSE rules, with respect to the proposals set forth in this proxy statement, only Proposal 2 is considered a “routine” matter. Each of Proposals 1, 3 and 4 is considered a “non-routine” matter, and therefore broker non-votes may exist in connection with Proposals 1, 3 and 4. Neither our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, nor Nevada corporate statutes specifically address the treatment of broker non-votes and abstentions.

What is a quorum, and how is it determined?

For business to be properly conducted and the vote of stockholders to be valid at the Annual Meeting, a quorum must be present. The presence, in person or by proxy, of the holders of a majority of shares of our common stock issued and outstanding as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for purposes of determining the presence of a quorum. Accordingly, abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

How many votes are required to approve the proposals?

Assuming a quorum is present, the required votes to approve each proposal are as follows:

•

Proposal 1—a plurality of the votes cast is required for the election of directors. This means that the eleven director nominees receiving the greatest number of “FOR” votes will be elected to the board of directors. You may vote “FOR” or “WITHHELD” with respect to the election of directors. Only votes “FOR” are counted in determining whether a plurality has been cast in favor of a director. Withheld votes and broker non-votes are not counted for purposes of the election of directors.

•

Proposal 2—the number of affirmative votes cast in favor of Proposal 2 must exceed the number of votes cast against it for approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Broker non-votes and abstentions are not counted for purposes of Proposal 2.

•

Proposal 3—the number of affirmative votes cast in favor of Proposal 3 must exceed the number of votes cast against it for the approval, on an advisory basis, of the executive compensation of our Named Executive Officers. Broker non-votes and abstentions are not counted for purposes of Proposal 3.

•

Proposal 4—the number of affirmative votes cast in favor of Proposal 4 must exceed the number of votes cast against it for approval of the Boyd Gaming Corporation 2020 Stock Incentive Plan. Broker non-votes are not counted for purposes of Proposal 4. In accordance with applicable NYSE rules, abstentions are treated the same as a vote against Proposal 4.

Who will count the votes?

Votes cast by proxy or in person will be tabulated by the Inspector of Elections for the Annual Meeting, EQ Shareowner Services. The Inspector of Elections will also determine whether or not a quorum is present.

Where can I find voting results of the meeting?

We will publish final detailed voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Who pays for the cost of this proxy solicitation?

This proxy solicitation by our board of directors will be conducted by mail, and we will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding such materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, via the Internet or e-mail, or by facsimile or mail through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. To help assure the presence in person or by proxy of the largest number of stockholders possible, we have engaged D.F. King & Co., Inc. (“D.F. King”), a proxy solicitation firm, to solicit proxies on our behalf. We have agreed to pay D.F. King a proxy solicitation fee currently estimated at $8,000. We will also reimburse D.F. King for its reasonable out-of-pocket expenses.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date for our Annual Meeting, February 28, 2020, by:

•	each person who is a director;

•	each of our executive officers named in the “Summary Compensation Table” contained herein;

•	all directors and our current executive officers as a group; and

•	each person who is known by us to beneficially own more than 5% of our common stock.

Unless otherwise indicated, each individual listed below has sole investment power and sole voting power with respect to the shares of our common stock owned by that person. Percentage ownership is based on an aggregate of 111,607,470 shares of our common stock outstanding on the record date, February 28, 2020. Except as noted below, the mailing address of all persons on the list set forth in the table below is 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169.

Name	Number of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Class
Director
William S. Boyd	19,547,962(2)	17.49%
Marianne Boyd Johnson	7,679,653(3)	6.88%
William R. Boyd	2,290,472(4)	2.05%
Keith E. Smith	2,036,224(5)	1.81%
Robert L. Boughner	139,266(6)	*
Peter M. Thomas	128,379(7)	*
Veronica J. Wilson	124,446(8)	*
Christine J. Spadafor	113,939(9)	*
Richard E. Flaherty	81,552(10)	*
John R. Bailey	47,669(11)	*
Paul W. Whetsell	43,169(12)	*
A. Randall Thoman	250(13)	*

Other Named Executive Officers
Josh Hirsberg	497,630(14)	*
Stephen S. Thompson	165,082(15)	*
Theodore A. Bogich	108,831(16)	*
All directors and executive officers as a group (16 persons)	33,021,315(17)	29.08%

5% or Greater Stockholders
William S. Boyd	19,547,962(2)	17.49%
Marianne Boyd Johnson	7,679,653(3)	6.88%
BlackRock, Inc.	10,957,207(18)	9.82%
55 East 52nd Street New York, NY 10055
Cohen & Steers, Inc.	9,471,051(19)	8.49%
280 Park Avenue, 10th Floor New York, NY 10017
The Vanguard Group.	7,367,511(20)	6.60%
100 Vanguard Blvd. Malvern, PA 19355

*	Indicates less than 1% of class.
(1)

Includes shares of common stock underlying certain Career Restricted Stock Units and certain Restricted Stock Units held by our outside directors that were fully vested upon grant, but excludes shares underlying Restricted Stock Units and Performance Shares that do not independently vest or become exercisable within 60 days of February 28, 2020. These excluded Restricted Stock Units are reported as beneficially owned by certain of our executive officers in their Section 16 reports pursuant to applicable provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and positions taken by the SEC.
(2)

Includes 19,221,259 shares of our common stock held by the William S. Boyd Gaming Properties Trust (“WSBGPT”), of which Mr. Boyd is trustee, settlor and beneficiary; and 153,117 shares owned by Mr. Boyd’s spouse. Includes 173,586 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of our common stock. Mr. Boyd disclaims beneficial ownership of the shares owned by his spouse.

(3)

Includes 1,935,778 shares of our common stock held by the Marianne E. Boyd Gaming Properties Trust (“MBGPT”), of which Ms. Johnson is trustee, settlor and beneficiary; 40,253 shares held by the Taylor Joseph Boyd Education Trust, of which Ms. Johnson is a trustee; 38,963 shares held by the William Samuel Boyd Education Trust, of which Ms. Johnson is a trustee; 38,763 shares held by the Josef William Boyd Education Trust, of which Ms. Johnson is a trustee; 24,885 shares held by the Justin Boyd Education Trust, of which Ms. Johnson is a trustee; 90,964 shares held by the Johnson Children’s Trust, dated June 24, 1996, Bruno Mark, trustee; and 5,182,040 shares held by the BG-00 Limited Partnership, of which MBGPT is the general partner. Includes 1,093,410 shares of our common stock held by MBGPT that are pledged or held in a margin account. Also includes 33,058 shares issuable pursuant to options exercisable within 60 days of February 28, 2020; and 42,129 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of common stock. Ms. Johnson disclaims beneficial ownership of the shares held by the above referenced Education Trusts, the Johnson Children’s Trust and the above referenced Limited Partnership, except to the extent of her pecuniary interests in a trust or other entity that owns such shares.

(4)

Includes 2,178,132 shares of our common stock held by the William R. Boyd Gaming Properties Trust, of which Mr. Boyd is trustee, settlor and beneficiary; and 40,852 shares held by the Sean W. Johnson Education Trust, of which Mr. Boyd is trustee. Also includes 7,477 shares of our common stock issuable pursuant to options exercisable within 60 days of February 28, 2020; and 38,106 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of common stock. Mr. Boyd disclaims beneficial ownership of the shares held by the Sean W. Johnson Education Trust.

(5)

Includes 325 shares of our common stock owned by Mr. Smith’s wife. Also includes 682,055 shares issuable pursuant to options exercisable within 60 days of February 28, 2020; and 190,889 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of common stock.

(6)

Includes 121,258 shares of our common stock held by the Robert L. Boughner Investment Trust, of which Mr. Boughner is trustee. Also includes 18,008 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.

(7)

Includes 13,000 shares of our common stock held by the Peter M. and Nancy Thomas Revocable Trust, of which Mr. Thomas is trustee. Includes 115,379 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.

(8)

Includes 9,067 shares of our common stock held by the I.R.A. FBO Veronica Wilson, Pershing LLC, as custodian. Also, includes 115,379 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.

(9)

Includes 8,319 shares of our common stock held by the SpadaforClay Group Inc. Defined Benefit Pension Plan, dated January 1, 2005, of which Ms. Spadafor is trustee; and 1,522 shares of our common stock held by the 2012 Trust UAD 6/1/12, of which Ms. Spadafor is trustee. Also includes 104,098 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.

(10)

Includes 9,000 shares of our common stock held by the Flaherty Family Trust, Richard E. and Ricci J. Flaherty, co-trustees; and 1,000 shares of our common stock held in the Richard E. Flaherty SEP. Also includes 71,552 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.

(11)

Includes 12,000 shares of our common stock held by the JRB-TAT Bailey Family Trust, of which Mr. Bailey is co-trustee. Also includes 35,669 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.

(12)	Includes 35,669 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of service on the board of directors.
(13)	Includes 250 shares of our common stock held by the Thoman Trust, of which Mr. Thoman is co-trustee. Mr. Thoman was appointed to our board of directors on September 17, 2019.

(14)

Includes 20,500 shares of our common stock owned by Mr. Hirsberg’s wife. Also includes 126,414 shares of our common stock issuable pursuant to options exercisable within 60 days of February 28, 2020; and 32,691 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of common stock.

(15)

Includes 47,125 shares of our common stock held by the Stephen S. and Debra L. Thompson Trust. Includes 11,962 shares issuable pursuant to options exercisable within 60 days of February 28, 2020; and 57,097 vested Career Restricted Stock Units granted under our Career Shares Program, each representing a contingent right to receive one share of our common stock.

(16)

Includes 11,962 shares issuable pursuant to options exercisable within 60 days of February 28, 2020; and 34,647 vested Career Restricted Stock Units granted under our Career Shares Program, each representing a contingent right to receive one share of our common stock.

(17)

Includes 872,928 shares of our common stock issuable pursuant to options exercisable within 60 days of February 28, 2020. Also includes 1,093,410 shares of our common stock which are pledged or held in a margin account. Also includes 569,145 vested Career Restricted Stock Units granted under our Career Share Program, each representing a contingent right to receive one share of our common stock; and 495,754 Restricted Stock Units that were fully vested upon grant and will be paid in shares of our common stock (on a 1-for-1 basis) upon cessation of the holder’s service on the board of directors.

(18)

Based solely on information contained in Schedule 13G, Amendment No. 6, filed with the SEC on February 5, 2020 by BlackRock, Inc. (“BlackRock”). The Schedule 13G provides that (i) BlackRock is a parent holding company or control person, and (ii) BlackRock, through its subsidiaries identified therein, has sole voting power with respect to 10,491,400 shares and sole dispositive power over 10,957,207 shares.

(19)

Based solely on information contained in Schedule 13G, filed with the SEC on February 14, 2020 by Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers UK Ltd. (collectively referred to as “Cohen & Steers”). The Schedule 13G provides that Cohen & Steers has sole voting power over 8,226,502 shares and sole dispositive power over 9,471,051 shares.

(20)

Based solely on information contained in Schedule 13G, Amendment No. 4, filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”). The Schedule 13G provides that Vanguard has sole voting power over 163,155 shares, shared voting power over 14,540 shares, sole dispositive power over 7,202,023 shares, and shared dispositive power over 165,488 shares.

CORPORATE GOVERNANCE

Corporate Governance Highlights

Our board of directors continually reviews our practices and ensures that they evolve to appropriately balance the interests of our stockholders. Set forth below are examples of practices that demonstrate this commitment to our stockholders.

Director Independence	We have an independent Presiding Director.
All committee members are independent.
Independent directors regularly meet in executive sessions.

Director and	Our board committees conduct annual self-evaluations.
Committee Practices	All of our Audit Committee members are “audit committee financial experts.”

None of our directors currently sit on more than one additional public company board, and our Corporate Governance Guidelines limit the overall number of public company boards that our director may serve to three, including the Company.

We have in place director stock ownership guidelines.

Stockholder Rights	Annual, non-staggered director elections.
Our Amended and Restated Bylaws allow stockholders to nominate director candidates pursuant to “proxy access” and “advance notice” provisions. No poison pill provision.

Compensation	Clawback policy on executive compensation. Strong focus on pay-for-performance.

Director Independence

We are committed to having sound corporate governance principles and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and our Code of Business Conduct and Ethics are available on our website at www.boydgaming.com. We will also provide a paper copy of this information to stockholders upon written request to our Corporate Secretary at 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169. Our Code of Business Conduct and Ethics applies to each of our directors, officers and employees.

Our board of directors has determined that each of John R. Bailey, Robert L. Boughner, Richard E. Flaherty, Christine J. Spadafor, A. Randall Thoman, Peter M. Thomas, Paul W. Whetsell and Veronica J. Wilson is “independent,” as defined in Section 303A of the NYSE Listed Company Manual and within the meaning of our director independence standards (detailed below). As discussed below in Proposal 1, Election of Directors, Dr. Flaherty is retiring from the board of directors at the end of his current term and is not standing for re-election at the Annual Meeting.

To be considered “independent,” a director must be determined, by resolution of our board of directors as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, our board of directors shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.

a director who is an employee, or whose immediate family member is an executive officer, of the Company or any of its subsidiaries is not “independent” until three years after the end of such employment relationship;

2.

a director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $120,000 per year in such compensation;

3.

a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company or any of its subsidiaries is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

4.

a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s or any of its subsidiaries’ present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

5.

a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company (which does not include chartable entities) that makes payments to, or receives payments from, the Company or any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold; and

6.

any director that has a material relationship with the Company shall not be independent. Any relationship not required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended (“Exchange Act”), shall be presumptively not material. For relationships not covered by the preceding sentence, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the board of directors. We would explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth above.

In making its independence determination regarding Mr. Thomas, the board of directors considered, among other things, the transactions between the Company and Switch, Ltd. (“Switch”), a company in which Mr. Thomas has a passive interest. The Switch transactions involve the purchase by the Company of colocation and communications-related products and services from Switch. Based upon Mr. Thomas’ Form 4 filings for Switch as of the record date, Mr. Thomas owns, either directly or indirectly, less than a 7.0% economic equity interest as a passive investor in Switch (based on our understanding that Peter Thomas’ ownership interest in Thomas & Mack Co. is less than or equal to 10%); and Peter Thomas, together with his immediate family members, own collectively, either directly or indirectly, less than a 25.0% economic equity interest in Switch. We paid Switch, in the aggregate, a total of approximately $2,440,000 in fiscal year 2019, and expect to pay Switch approximately $2,500,000 in fiscal year 2020. Our transactions with Switch represented less than 0.6% of Switch’s consolidated revenue for 2019 and are expected to represent less than 0.6% of Switch’s consolidated revenue in 2020. Mr. Thomas does not actively engage in the management of Switch. Mr. Thomas’ sibling is a member of the board of directors of Switch, Inc., the manager of Switch. Mr. Thomas’ sibling is not and has never been an employee of Switch and none of the employees or contractors of Switch report to him.

In determining that Mr. Thomas is “independent,” our board of directors considered the following facts and circumstances (without giving one factor any more significance than another), among others: (i) the transactions with Switch were negotiated on an arm’s-length basis, and are ordinary course, commercial transactions; (ii) Mr. Thomas’ limited ownership interest in Switch; (iii) the passive nature of Mr. Thomas’ ownership and involvement in Switch, including that he is neither an officer nor an employee of Switch; he is a non-managing member of Switch and he does not have an active role in providing services to Switch; (iv) the immaterial dollar amounts that we, or our subsidiaries paid (or are expected to pay in fiscal year 2020) to Switch and the competitive rates at which such amounts were paid; (v) Mr. Thomas’ personal net worth; and (vi) the nature and scope of the relationship of Mr. Thomas’ sibling with Switch.

Selection of Directors

Stockholder Nominations

Our stockholders may nominate director candidates pursuant to “proxy access” or “advance notice” provisions of our Amended and Restated Bylaws, as discussed below in the section entitled “Stockholder Proposals; Other Matters.” For any director candidates nominated pursuant to the “advance notice” provision in our Amended and Restated Bylaws, following verification of the stockholder status of persons proposing candidates, the policy of our Corporate Governance and Nominating Committee is to consider properly submitted stockholder nominations for candidates for membership on the board of directors as described below under “—Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Corporate Governance and Nominating Committee will address the membership criteria set forth under “—Director Qualifications.” Any director candidates nominated pursuant to our “proxy access” provision must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

Director Qualifications

Our Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on our board of directors (with the exception of director candidates nominated pursuant to our “proxy access” provision, who must meet the requirements set forth in the Amended and Restated Bylaws). Under these criteria, members of our board of directors should possess certain core competencies, some of which may include broad experience in business, finance or administration, familiarity with national and international business matters, and familiarity with the gaming industry. In addition to having one or more of these core competencies, members of our board of directors are identified and considered on the basis of knowledge, experience, integrity, diversity, leadership, reputation, and ability to understand our business.

Specifically, in concluding that each of our eleven directors who are standing for election should continue to serve on our board of directors, the Corporate Governance and Nominating Committee also considered the following individual attributes, in addition to the general overall considerations mentioned above:

(i) the significant career-long contributions and leadership of Mr. William S. Boyd, our Executive Chairman, with respect to the Company and the gaming industry, which spans more than 45 years, in addition to his background in the legal profession; (ii) the in depth and strategic operations, management and financial knowledge of the gaming industry that Mr. Smith, our President and Chief Executive Officer, possesses from his over 30 years in the gaming industry, including nearly 30 years with the Company, as well as his service as a member of the board of directors of a publicly traded company and his past service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco; (iii) the over 30 years of gaming, operations and complex development related experience that Mr. Boughner had with the Company as well as his service as a member of the board of directors of a publicly traded company; (iv) the significant “ground up” operations and management experience with the Company, including more than 25 years as a member of our board of directors, which Ms. Johnson contributes coupled with her service on other boards and community organizations; (v) the nearly 40 years of experience in the gaming industry with the Company, including various administrative and operational roles, as well as over 25 years of service on our board of directors, that Mr. William R. Boyd provides; (vi) the broad business and management experiences, including a sound foundation for understanding and applying strategic approaches to operational issues, both domestically and internationally, of Ms. Spadafor; (vii) the extensive senior operations management and financial accounting and controllership expertise within the gaming industry of Ms. Wilson; (viii) the extensive experience in the banking and finance industry of Mr. Thomas, including his past service on the board of the Los Angeles Branch of the Federal Reserve Bank of San Francisco, and his service on other public company boards; (ix) the professional experiences of Mr. Bailey from his more than 30 years in the practice of law, including his past service on regulatory boards and his prior service within the gaming industry on the board of directors of a publicly traded company; (x) the significant and strategic expertise of Mr. Whetsell from more than 35 years of senior management responsibilities within the hospitality industry, his active involvement in lodging and hospitality associations and his service on other public company boards; and (xi) the extensive experience and expertise of Mr. Thoman in audit and financial accounting, including more than 30 years as a Certified Public Accountant and his 15 years of experience being primarily responsible for SEC reporting and compliance for Nevada-based public companies, as well as his service on other boards of directors of public companies and within the gaming industry.

Identifying and Evaluating Nominees for Directors

Our Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Our Corporate Governance and Nominating Committee has the duty of regularly assessing the composition of our board of directors, including size of our board of directors, diversity, age, skills and experience in the context of the needs of our board of directors. In addition, our Corporate Governance and Nominating Committee also has the duty of identifying individuals qualified to become members of the board of directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current members of our board of directors, professional search firms, stockholders or other persons. These candidates will be evaluated by our Corporate Governance and Nominating Committee and may be considered at any point during the year. As discussed below in the section entitled “Stockholder Proposals; Other Matters.” our stockholders may nominate director candidates pursuant to “proxy access” or “advance notice” provisions of our Amended and Restated Bylaws. For any director candidates nominated pursuant to the “advance notice” provision in our Amended and Restated Bylaws, following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our Corporate Governance and Nominating Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our Corporate Governance and Nominating Committee. Stockholder nominees that comply with our nomination procedures will receive the same consideration that our Corporate Governance and Nominating Committee nominees receive. Any director candidates nominated pursuant to our “proxy access” provision must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

We have previously reviewed, and our Corporate Governance and Nominating Committee may in the future review, materials provided by professional search firms or other parties to identify, evaluate and recruit potential director nominees who are not proposed by a stockholder. In addition, we may retain a professional search firm to make initial contact with potential candidates to assess, among other things, their availability, fit and major strengths.

A. Randall Thoman, a member of our board of directors and a nominee for election at the Annual Meeting, has not previously been elected by the Company’s stockholders. On September 17, 2019, Mr. Thoman was recommended as a director nominee by the Corporate Governance and Nominating Committee after having been identified as a potential director candidate by one of our current members of our board of directors, and was appointed to serve, beginning September 17, 2019, as a director of the Company in a newly created seat on our board of directors.

The Corporate Governance and Nominating Committee considers diversity as one of many factors in the identification and evaluation of potential director nominees. The overriding principle guiding our director nomination process is a desire to ensure that our board of directors as a whole collectively serves the interests of our stockholders. We believe that having diverse skills, experiences and perspectives represented on the board provides the most value to the Company and its stockholders. When the Corporate Governance and Nominating Committee evaluates diversity of director nominees, it may consider the following elements, among others, without assigning specific weights to any particular element:

•	Gender and ethnicity;

•	Financial and accounting acumen;

•	Personal and professional integrity;

•	Business or management experience; and

•	Leadership and strategic planning experience.

The Corporate Governance and Nominating Committee annually performs an assessment of the composition of the board of directors regarding age, skills and experience and the effectiveness of its efforts to consider diversity in its director nomination process. The Corporate Governance and Nominating Committee believes its director nomination process, including its policy of considering diversity in that process, has led to a board of directors with diverse backgrounds and experiences that collectively serves the interests of our stockholders well.

Board Leadership and Presiding Director

We have a separate Chief Executive Officer and Chairman of the Board of Directors. William S. Boyd serves as our Executive Chairman of the Board of Directors, and Keith E. Smith serves as our President and Chief Executive Officer. Mr. Smith also serves as a director, an arrangement that the Company believes is effective to ensure that relevant information is made available directly from management to the board of directors. We believe that this separation of responsibilities provides an appropriate delegation of duties and responsibilities. Our Executive Chairman concentrates on strategy and direction of the board of directors and the Company, as well as engaging in customer and team member relations. Mr. Boyd’s long history with the Company and the critical role that he has played in the development of the Company’s business make him particularly well suited to act as a link between the board of directors and the rest of management. While in the role of our President and Chief Executive Officer,

Mr. Smith focuses on the execution of the Company’s strategic plan and the management and coordination of the operational performance and efforts of the Company in alignment with the strategic guidance and direction offered from the board of directors.

Another important component of the board of directors’ leadership structure is the role of our Presiding Director. The Presiding Director is a non-management director designated by the independent directors to chair the board of directors’ non-management director sessions, which are expected to occur at least three times per year. The Presiding Director’s other responsibilities include advising the Executive Chairman and the chairmen of the committees with respect to agendas and informational needs and to advise with respect to the selection of chairmen of committees. The Presiding Director serves for a one-year term. Our independent directors have designated Peter Thomas as our current Presiding Director.

Stockholder Communication with Directors

Our stockholders and other interested parties may communicate with our board of directors and the Presiding Director by writing to:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169

Attn: Corporate Secretary

Communications will be reviewed by our General Counsel and if they are relevant to, and consistent with, our operations and policies, they will be forwarded to our board of directors or the Presiding Director, as applicable.

Board Committees

Our board of directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Our board of directors has adopted a written charter for each of these committees, which are available on our website at www.boydgaming.com.

Audit Committee.    The functions of the Audit Committee include reviewing and supervising our financial controls, appointing our independent registered public accounting firm, reviewing our books and accounts, meeting with our officers regarding our financial controls, acting upon recommendations of our auditors and taking such further actions as the Audit Committee deems necessary to complete an audit of our books and accounts. Each of the members of the Audit Committee, Dr. Flaherty, Ms. Spadafor, Mr. Thoman, Mr. Thomas and Ms. Wilson, is considered “independent,” as defined in Section 303A of the NYSE Listed Company Manual and Rule 10A-3(b)(1) of the Exchange Act, and the board of directors has determined that all of the members of the Audit Committee are considered “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation Committee.    The functions of the Compensation Committee include reviewing with management cash and other compensation policies for employees, making recommendations to the board of directors regarding compensation matters, determining compensation for the Chief Executive Officer and providing oversight of our compensation philosophy as described under “Executive Officer and Director Compensation—Compensation Discussion and Analysis.” In addition, the Compensation Committee administers the Company’s stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. Each of the members of the Compensation Committee, Mr. Thomas, Mr. Whetsell and Ms. Wilson, is considered “independent” as defined in Section 303A of the NYSE Listed Company Manual and Rule 10C-1(b)(1) of the Exchange Act.

Our Compensation Committee, independent of management, determines the compensation of Keith E. Smith, our Chief Executive Officer. Mr. Smith is a Named Executive Officer and a member of our seven (7) member management committee (“Management Committee”), which plays an active and critical role in the leadership and strategy for the development, operations and growth of our Company. For the other Named Executive Officers and members of our Management Committee, the Chief Executive Officer makes compensation recommendations to our

Compensation Committee for its consideration and approval as described under “Executive Officer and Director Compensation—Compensation Discussion and Analysis.” The Compensation Committee believes that input from both our Chief Executive Officer and from independent compensation consultants retained from time to time provides useful information and points of view to assist it in making decisions on compensation. Additionally, pursuant to its charter, the Compensation Committee may, from time to time, form and delegate authority to subcommittees when appropriate, although no such subcommittees were formed or utilized during 2019.

The Compensation Committee has the sole authority, in its discretion, to retain and terminate any consultant that it uses to assist it in evaluating various elements of our compensation programs and making compensation determinations, including for our Chief Executive Officer, Named Executive Officers or any other compensation matters. The Compensation Committee has the sole authority to approve that consultant’s fees and other retention terms, but only after taking into consideration all factors relevant to the consultant’s independence from management, including those specified in Section 303A of the NYSE Listed Company Manual. The Compensation Committee also has the authority to obtain advice and assistance from such other advisors that it deems necessary or appropriate. The Compensation Committee continued its engagement of Exequity, LLP (“Exequity”) in fiscal year 2019 to provide compensation related analysis and consulting services. Pursuant to our request, Exequity provided analysis in fiscal year 2019 on certain of our executive compensation related programs and policies as a part of an executive compensation review, all as further discussed below in our Compensation Discussion and Analysis. A representative of Exequity has participated in past meetings of the Compensation Committee, including a meeting held during 2019, and may do so again in the future, from time to time, as requested by the Compensation Committee. Additionally, for 2019, the Compensation Committee reviewed whether the work of Exequity as a compensation consultant raised any conflict of interest or independence issues, taking into consideration all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act. The Compensation Committee ultimately determined, based on its review of such factors, that the work of Exequity has not created any conflict of interest.

Corporate Governance and Nominating Committee.    The Corporate Governance and Nominating Committee’s functions include assisting the board of directors in identifying qualified individuals to become members of the board of directors, determining the composition and compensation of the board of directors and its committees, conducting annual reviews of each director’s independence and making recommendations to the board of directors based on its findings, recommending to the board of directors the director nominees for election at the annual meeting of stockholders, establishing and monitoring a process of assessing the board of directors’ effectiveness, and developing and recommending to the board of directors and implementing a set of corporate governance principals and procedures applicable to the Company. Each of the members of the Corporate Governance and Nominating Committee, Ms. Spadafor, Mr. Bailey, Dr. Flaherty and Mr. Thomas, is considered “independent” as defined in Section 303A of the NYSE Listed Company Manual.

Risk Management

The board of directors is actively involved in the ongoing oversight and review of material risks and resultant considerations and potential impacts that exist within our Company. These risks may include, among others, risks associated with the Company’s financial condition, liquidity, operating performance and various regulatory impacts and compliance. The board of directors’ oversight is primarily managed and coordinated through the board committees, such as the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Senior management of the Company is responsible for advising and responding to the board of directors and its committees on management’s assessment of potential material risks facing the Company, including cybersecurity and data protection. The entire board of directors is responsible for reviewing and overseeing the Company’s internal risk management processes and policies to help ensure that the Company’s corporate strategy is functioning as directed and that necessary steps are taken to foster a culture of risk awareness and risk-adjusted decision making throughout the Company.

As it relates to risk oversight, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee each play an important role. As provided in the charter for the Audit Committee, the Audit Committee is required to review with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also responsible for, among other things, assisting the board of directors in fulfilling their oversight responsibility of the integrity of the Company’s financial statements and accounting and financial reporting processes by reviewing the financial information provided to stockholders and others, and the system of internal controls which management and the board of directors have established. As further discussed below, the Compensation Committee, among other things, periodically reviews with management the Company’s compensation policies and attempts to ensure that the Company’s compensation policies reinforce business strategies and objectives for enhanced stockholder value without creating risks that may have a material adverse effect on the Company. The Corporate Governance and Nominating Committee, among other things, is responsible for developing and recommending to the board of directors, as well as implementing and monitoring compliance with, a code of business conduct for directors, officers and employees and a set of corporate governance principals.

Various management-led committees, such as the Management Committee, are responsible for coordinating with the committees of the board of directors with respect to oversight and management of specific risks. For example, our Corporate Compliance Committee, which is responsible for overseeing risk associated with the Company’s gaming and regulatory requirements, updates and reports on its significant deliberations and findings to the Corporate Governance and Nominating Committee. In turn, each board committee is responsible for providing reports and updates to the entire board of directors on any significant risks reviewed within the scope of its responsibility.

Risk Considerations in Our Compensation Programs

Our Compensation Committee, together with management, periodically reviews the compensation policies and practices for employees across the Company, including our Named Executive Officers and members of our Management Committee, and considers how they relate to material risks facing the Company. In this review, the Compensation Committee and our management, together with input and recommendations from independent compensation consultants, consider the different types of incentive compensation arrangements used across the Company in light of such risks. We also consider whether the design of these arrangements, together with other policies and practices of the Company, operate to mitigate the potential for excessive risk-taking.

Based upon this review, our management concluded, and the Compensation Committee concurred, that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on the Company. The following are among the factors considered in reaching this conclusion:

•

our compensation plans and programs generally provide potential rewards based on a balanced combination of both the short-term and long-term goals of the Company, thereby mitigating the potential for rewarding short-term results that appear in isolation to be favorable;

•	none of our business units carry a disproportionate portion of our risk profile or vary significantly from the Company’s overall risk and reward structure;

•

the manner in which we structure our compensation, including our belief that the mix of compensation that we provide helps us to mitigate risk by providing compensation that depends in part on the long-term success of the Company;

•

we have stock ownership guidelines for our directors and senior officers, including the Named Executive Officers and other members of our Management Committee, which we believe focuses our leadership on long-term stock price appreciation and sustainability; and

•

all of the equity awards granted to employees under the Company’s equity-based plans are subject to multi-year time vesting, which requires an employee to commit to a longer period of employment for such awards to be valuable, and certain of our equity awards are contingent upon the Company’s performance measured over multiple years.

Compensation Recoupment Policy

Effective January 1, 2014, we adopted a Compensation Recoupment Policy pursuant to which we may, under certain circumstances, “clawback” the value of cash, equity or equity-linked incentive compensation tied to performance metrics and paid to our Named Executive Officers and other key executives of the Company. If it is determined that a covered executive officer’s misconduct led to or contributed to financial reporting that requires restatement, we may require such executive officer to reimburse us for incentive compensation received by the executive officer to the extent such compensation is in excess of that which would have been paid to the executive officer had it been based upon the financial statements as restated. Recoupment applies to payments made in periods following the January 1, 2014 effectiveness of the policy and within three years of the date when the applicable restatement is disclosed.

The Compensation Recoupment Policy permits the Compensation Committee to determine, in its discretion, if it will seek to recover applicable compensation. We believe that our Compensation Recoupment Policy is sufficiently broad to reduce the potential risk that an executive officer would intentionally misstate results in order to benefit under an incentive program and provides a right of recovery in the event that an executive officer took actions that, in hindsight, should not have been rewarded.

Additionally, in December 2019, our Compensation Committee approved new forms of equity award agreements that provide enhanced recoupment rights. The new award agreements provide that, in addition to being subject to the Company’s recoupment policy, the awards may be subject to forfeiture or recoupment if the award recipient violates restrictive covenants or company policies, or otherwise engages in activity that has caused, or could reasonably be expected to cause, significant economic or reputational harm to the Company.

Compensation Committee Interlocks and Insider Participation

During 2019, the members of our Compensation Committee included Mr. Thomas, Ms. Wilson and Mr. Whetsell. None of the Company’s executive officers serves as a director or member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers serving as a director of the Company or on the Company’s Compensation Committee.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Overview

We compensate our Named Executive Officers primarily through base salary and short and long-term incentive compensation. Our executive compensation practices are designed generally to (i) be competitive with comparable employers in our industry, (ii) closely align compensation with shareholder interests and our achievement of clear corporate performance expectations, including annual objectives and long-term goals, (iii) recognize individual initiative and achievements, and (iv) assist us in attracting and retaining qualified executives.

Our Named Executive Officers for fiscal year 2019 are as follows:

•	William S. Boyd, our Executive Chairman of the Board of Directors;

•	Keith E. Smith, our President and Chief Executive Officer;

•	Josh Hirsberg, our Executive Vice President, Treasurer and Chief Financial Officer;

•	Stephen S. Thompson, our Executive Vice President, Operations; and

•	Theodore A. Bogich, our Executive Vice President, Operations.

Executive Summary

The Compensation Committee generally continued its philosophy of taking a measured, conservative approach to our compensation programs in fiscal year 2019. Highlighted below are some of the key actions and decisions with respect to our executive compensation programs for fiscal year 2019, as approved by our Compensation Committee following input, analyses and recommendations from management and our independent compensation consultant, Exequity.

•

2018 Executive Compensation Review.    In 2018, Exequity was retained to perform a comprehensive compensation study to assist the Compensation Committee in its evaluation of our executive compensation program and relative competitive pay practice profile (the “2018 Executive Compensation Review”). As in prior years, the Compensation Committee evaluated each of the elements of our executive compensation program during the fourth quarter of 2018, as well as the 2018 Executive Compensation Review, in consultation with Exequity. In an effort to remain competitive in our executive compensation program, and to recognize the achievements and leadership by our executive team (including the successful completion of three strategic acquisitions and the on-going advancement on our strategic plan and key initiatives), the Compensation Committee updated portions of our executive compensation program. These changes for 2019 included increases in base salary and short-term target bonus award opportunities for Messrs. Smith, Hirsberg, Thompson and Bogich and updated target award valuations for our long-term equity incentive award opportunities granted in late 2018 for Messrs. Hirsberg, Thompson and Bogich.

•

Base Salary.    The Compensation Committee determined it was appropriate to increase the base salaries for Mr. Smith, in the amount of $100,000, bringing his 2019 base salary to $1,425,000; for Mr. Hirsberg, in the amount of $50,000, bringing his 2019 base salary to $670,000; for Mr. Thompson, in the amount of $40,000, bringing his 2019 base salary to $600,000; and for Mr. Bogich, in the amount of $50,000, bringing his 2019 base salary to $600,000. Mr. Boyd’s 2019 base salary remained unchanged, at $1,065,000.

•

Short-Term Bonus Plan.    For 2019, the Compensation Committee approved short-term cash bonus awards payable based on the achievement of specific, objective performance criteria measured relative to the Company’s operating budget, as approved by the board of directors. In 2019, our actual corporate performance achieved 100.4% of our target operating budget. Accordingly, the Compensation Committee approved the payment of short-term bonuses to our Named Executive Officers in accordance with the plan, resulting in short-term bonus payments to our Named Executive Officers at 102.67% of each of their respective target award amounts.

•

Equity Compensation.    In the fourth quarter of 2019, the Compensation Committee approved long-term incentive equity compensation for our Named Executive Officers. The Compensation Committee granted our Named Executive Officers equity awards that allocated roughly forty percent (40%) of the intended value in the form of restricted stock units (“RSUs”) and sixty percent (60%) as performance-based restricted stock units (“Performance Shares”). In addition, for Performance Share awards granted in 2019, the Compensation Committee utilized two performance metrics (Net Revenue and adjusted consolidated EBITDAR, or earnings before interest, taxes, depreciation amortization and rent) for measuring and determining the long-term incentive compensation payout. The Compensation Committee also approved the following target valuations for the equity compensation awards: for Mr. Smith $4,600,000; for Mr. Boyd $1,400,000; for Mr. Hirsberg $1,400,000; and for each Mr. Thompson and Mr. Bogich, $1,000,000. The Compensation Committee believes these target award values are consistent with its ongoing philosophical goal of having our Named Executive Officers’ total compensation approach the 50th percentile of our selected peer group of companies, as assessed in the 2019 Executive Compensation Review.

•

Risk Considerations.    As a part of its review of our compensation practices and policies in 2019, the Compensation Committee evaluated risks associated with our compensation programs. As described above under the section Risk Considerations in Our Compensation Programs, the Compensation Committee undertook an annual evaluation of our compensation-related risks and concluded that our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on the Company.

•

2019 Executive Compensation Review.    In 2019, Exequity was engaged to perform a comprehensive compensation study to assist the Compensation Committee in its evaluation of our executive compensation program and relative competitive pay practice profile (the “2019 Executive Compensation Review”). During the fourth quarter of 2019, in consultation with Exequity, the Compensation Committee evaluated each of the elements of our executive compensation program, as well as the 2019 Executive Compensation Review. In an effort to remain competitive in our executive compensation program, and to recognize the achievements and leadership by our executive team during recent years (including the ongoing integration of five resort casino properties and the significant progress and continued execution on our strategic plan and key initiatives), the Compensation Committee updated portions of our executive compensation program. These changes for 2020 included increases in base salary and updated target award valuations for our long-term equity incentive award opportunities for Messrs. Smith, Hirsberg, Thompson, and Bogich and an updated short-term target bonus award opportunity for Mr. Boyd.

Objectives of Our Compensation Program

Our compensation program is designed to reward an executive officer’s current contribution to the Company, the executive officer’s impact and involvement in our future performance, as well as align the interests of our executive officers with those of our stockholders by offering equity incentive awards that reflect our future performance and the achievement of strategic objectives.

The compensation of our Named Executive Officers is set at levels that are intended to be competitive with other leading companies in the gaming and hospitality industries, which generally fall into three categories: (i) core gaming companies; (ii) gaming technology/equipment companies; and (iii) resort/hotel operators. In connection with the 2018 Executive Compensation Review, for 2019, the Compensation Committee generally compared the compensation levels of our Named Executive Officers with the compensation levels of executives at the following entities in these industries, among which our revenue and market capitalization roughly approximated the median: Caesars Entertainment Corp.; Churchill Downs, Inc.; Eldorado Resorts, Inc.; Las Vegas Sands Corp.; MGM Resorts International; Penn National Gaming, Inc.; Pinnacle Entertainment, Inc.; Red Rock Resorts, Inc., Wynn Resorts, Ltd.; Extended Stay America, Inc.; Hilton Grand Vacations, Inc.; Hyatt Hotels Corp.; Marriott Vacations Worldwide Corporation; Scientific Games Corporation; Six Flags Entertainment Corp.; Vail Resorts, Inc.; and Wyndham Worldwide Corp. This same peer group was utilized in the 2019 Executive Compensation Review described below, except that Pinnacle Entertainment, Inc. was removed due to it having been acquired.

The Compensation Committee has sought to ensure that each of our Named Executive Officer’s compensation is generally competitive with similarly situated executives at other companies within the applicable comparative group (other than for our Executive Chairman and founder, Mr. Boyd, whose unique position with our Company we do not believe is readily comparable within a peer group context). From time to time, as appropriate the Compensation Committee also considers market surveys and trends, internal pay equity considerations, other external market data and specific company and individual accomplishments during the year as part of the various factors it reviews in setting executive compensation. This practice allows for comparison both to direct gaming companies as well as to the broader leisure and hospitality sectors, and offers the Compensation Committee multiple vantage points from which to evaluate compensation. The Compensation Committee reviews the compensation levels of executives at comparable companies and its compensation philosophy has historically been, and continues to be, to generally target our executive management’s total compensation toward the 50th percentile of the Company’s peer group.

Process

Our compensation process generally consists of establishing a total compensation target for each Named Executive Officer and then allocating that compensation among base salary and short-term cash and long-term equity incentive compensation. For our Named Executive Officers, we designed incentive compensation to primarily reward enterprise-wide performance. In establishing compensation, our Compensation Committee, among other things:

•	reviews with management our cash and other compensation policies for all of our employees;

•	reviews the performance of our Named Executive Officers and all components of their compensation;

•	evaluates the effectiveness of our overall executive compensation program on a periodic basis; and

•	administers our stock incentive and bonus plans and, within the terms of the respective plan, determines the terms and conditions of the award grants made thereunder.

In addition, our Compensation Committee annually reviews and approves our corporate goals and objectives relative to our Chief Executive Officer’s compensation, evaluates his compensation in light of such goals and objectives, and has the sole authority to set the Chief Executive Officer’s compensation based on this evaluation. For 2019, the Compensation Committee, independent of management, determined the compensation arrangements for our Chief Executive Officer, Keith E. Smith. The Compensation Committee also approved the compensation arrangements of the other Named Executive Officers after reviewing the recommendations of our Chief Executive Officer. In addition to its annual review of our compensation levels, our Compensation Committee may, from time to time, review our compensation practices and programs, and generally has the authority, subject to any existing contractual or other rights of participants, to modify or terminate those practices and programs.

We have historically engaged independent compensation consultants to assist the Compensation Committee in its review and evaluation of our executive compensation programs, including by providing analysis on competitive compensation practices for each component of our executive compensation program. In 2019, Exequity was engaged to provide the 2019 Executive Compensation Review, and to assist the Compensation Committee in its review and evaluation of our executive compensation programs generally.

Consideration of Say-on-Pay

The Company’s most recent advisory vote on executive compensation was held at our 2017 Annual Meeting. Approximately 98.5% of the votes cast on the advisory vote on executive compensation proposal were in favor of our Named Executive Officer compensation as disclosed in the proxy statement for our 2017 Annual Meeting. As a result, our Named Executive Officer compensation was approved by our stockholders on an advisory basis. The board of directors and the Compensation Committee reviewed these final vote results and determined that, given the level of support, no changes to our executive compensation philosophy, policies and decisions were necessary based solely on the vote results. Nevertheless, as discussed in this Compensation Discussion and Analysis, the Compensation Committee has made important changes to various components of our executive compensation since 2017 that demonstrate our ongoing commitment to ensure our executive compensation remains aligned with the interests of our stockholders and generally competitive with current market practices. As discussed further in Proposal 3, at the Annual Meeting the Company is requesting that stockholders vote to approve, on an advisory basis, the executive compensation of our Named Executive Officers as disclosed in this proxy statement.

Primary Components of Our Executive Compensation Program

There are three primary components of our executive compensation program:

•	base salary;

•	short-term (annual) cash bonus; and

•	long-term equity incentive compensation.

Base Salary.    We provide our Named Executive Officers with a base salary that we believe is competitive and that corresponds to their status and accomplishments. Salaries are reviewed annually and are adjusted when appropriate to recognize individual performance, promotions, scope of responsibilities, competitive compensation levels and other subjective factors.

Our Compensation Committee, independent of management, determines the compensation of our Chief Executive Officer, including his base salary. Our Chief Executive Officer customarily makes recommendations regarding compensation for the other Named Executive Officers to our Compensation Committee for their consideration and approval. Where appropriate, the Compensation Committee and our Chief Executive Officer have historically considered the following factors in establishing or recommending, as applicable, the compensation for our Named Executive Officers:

•	the Named Executive Officer’s qualifications, experience, scope of responsibilities, tenure and anticipated future performance;

•

the Named Executive Officer’s role within the Company, including, where applicable, the role on various corporate committees, such as the Management Committee, the Corporate Compliance Committee and the Diversity Committee;

•	the overall performance of the Named Executive Officer;

•	the overall performance of the Company;

•	competitive pay practices at other select companies within the gaming and hospitality industries, as identified by our peer group discussed above; and

•	compensation analyses performed for us by our independent compensation consultant.

For 2019, the Compensation Committee determined, based on input from Exequity and the 2018 Executive Compensation Review, that base salary adjustments were appropriate for our Named Executive Officers, other than our Executive Chairman. As such, the Compensation Committee approved the following increases to their 2018 base salaries: for Mr. Smith, in the amount of $100,000, bringing his 2019 base salary to $1,425,000; for Mr. Hirsberg, in the amount of $50,000, bringing his 2019 base salary to $670,000; for Mr. Thompson, in the amount of $40,000, bringing his 2019 base salary to $600,000; and for Mr. Bogich, in the amount of $50,000, bringing his 2019 base salary to $600,000. Mr. Boyd’s 2019 base salary will remain unchanged at $1,065,000.

For 2020, following its consideration of the 2019 Executive Compensation Review, the Compensation Committee determined that increases in base salaries were again appropriate for Messrs. Smith, Hirsberg, Thompson and Bogich. As such, the Compensation Committee approved the following salary increases: for Mr. Smith, in the amount of $25,000, bringing his 2020 base salary to $1,450,000; for Mr. Hirsberg, in the amount of $30,000, bringing his 2020 base salary to $700,000; and for each Mr. Thompson and Mr. Bogich, in the amount of $25,000, bringing their 2020 base salaries to $625,000. The 2020 base salary of Mr. Boyd continued unchanged for a fifth consecutive year at $1,065,000.

The 2019 and 2020 base salary adjustments reflect the Compensation Committee’s recognition of the achievements and leadership of our Named Executive Officers and the accomplishments of the Company during recent years, and illustrate our ongoing efforts to remain competitive in our compensation packages.

Short-Term Bonus.    Our Named Executive Officers are eligible to receive annual bonuses under our 2000 Executive Management Incentive Plan (“2000 MIP”). Bonus awards under the 2000 MIP are set as a percentage of base salary, with the specific target percentage determined by the participant’s position, level and scope of responsibility within the Company so that highly compensated executives receive a relatively larger percentage of their total compensation in the form of bonuses and other incentive based vehicles. Bonus awards under our 2000 MIP are generally paid in cash; however, consistent with the provisions of the 2000 MIP, the Compensation Committee retains the discretion to declare an actual award payout, in whole or in part, payable in the form of an RSU equity bonus.

Actual 2019 Short-Term Bonuses

For 2019, the Compensation Committee continued the compensation practice of awarding annual bonuses based upon the achievement of a specific, predetermined objective performance target. Consistent with its past practice, the performance target was our operating budget, measured based on adjusted consolidated EBITDAR, as approved by the board of directors. For 2019, the approved operating budget was adjusted consolidated company EBITDAR (after corporate expense) of $893.4 million.1

Following its consideration of the analyses and findings of the 2018 Executive Compensation Review, including the competitive practices of our peer group, the Compensation Committee found that adjustments to the target bonus award opportunity for Messrs. Smith, Hirsberg, Thompson, and Bogich were appropriate. Specifically, the Compensation Committee approved for 2019, a 10% increase, stated as a percentage of base salary, to the short-term bonus target award opportunity for Messrs. Smith, Hirsberg, Thompson, and Bogich in order to continue managing their targeted compensation towards the 50th percentile of the current peer group. As a result of these modifications, the approved short-term bonus payout parameters for our Named Executive Officers for 2019, as a percentage of their base salaries, are as follows:

Executive	2019 Threshold Bonus	2019 Target Bonus	2019 Maximum Bonus
William S. Boyd	47.50%	95%	190%
Keith E. Smith	80.00%	160%	320%
Josh Hirsberg	50.00%	100%	200%
Stephen S. Thompson	45.00%	90%	180%
Theodore A. Bogich	45.00%	90%	180%

The actual award payout levels are determined based on the actual achievement relative to our 2019 approved operating budget. No short-term bonus awards will be earned for a performance level of less than 85% of the approved operating budget. Minimum (or threshold) award payouts are earned at a performance level of 85% of the approved budget, resulting in a payout award potential of 50% of the Named Executive Officer’s target bonus amount. Target award payouts are earned at a performance level equal to 100% of our approved 2019 operating budget. Maximum payouts are earned at a performance level of at least 115% of budget, resulting in a payout award potential of 200% of the Named Executive Officer’s target bonus amount.

Our actual 2019 performance resulted in the achievement of 100.4% of the approved operating budget, and accordingly, the Compensation Committee approved an earned award for our Named Executive Officers of 102.67% of their respective target bonus award amounts. The precise amount of each Named Executive Officer’s cash bonus is set forth in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Approved 2020 Short-Term Bonuses

The Compensation Committee concluded that no changes to the short-term bonus program were needed for the 2020 award cycle. As such, for 2020, the Compensation Committee will maintain the same short-term bonus plan design, and will also maintain the same award payout ranges that were utilized in 2019 for each of our Named Executive Officers, with the exception of Mr. Boyd. For Mr. Boyd, the Compensation Committee approved a 5% increase in his target bonus award opportunity, bringing his 2020 short-term bonus target award opportunity to 100%, stated as a percentage of base salary. The actual award payout levels will be determined based on the actual achievement relative to our approved fiscal year 2020 operating budget.

[1]

Note: EBITDAR is a non-GAAP financial measure. For supplemental financial data and corresponding reconciliation of EBITDAR to GAAP, please see Note 14 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Long-Term Equity Compensation.    We believe that the long-term compensation component should serve both as an incentive for achieving longer term company performance goals and as a retention tool for our executives. We also believe that stock price appreciation and stock ownership in the Company are valuable incentives to our executives and that the grant of equity awards to them serve to align their interests with the interests of our stockholders by encouraging them to manage the Company in its best long-term interests. Accordingly and in keeping with the Compensation Committee’s historical practices, in 2019 all of the long-term compensation awards granted to our Named Executive Officers were in the form of equity awards.

The Compensation Committee has the authority to determine, on a discretionary basis, whether to grant equity awards to our Named Executive Officers, as well as the amount, the type and the terms of such awards, based on the Named Executive Officer’s position within the Company. These equity awards consist of grants under our stock incentive plans in the form of RSUs and Performance Shares. RSUs, other than those granted under the Career Shares Program, which program is described below, promote the retention of our executives with a multi-year vesting schedule. Performance Shares provide reward opportunities for achieving sustained, multi-year performance goals as set by our Compensation Committee, and are also intended to promote retention and incentivize long-term strategic performance by balancing some of the risks of stock price volatility with long-term internal drivers of value. Each of these awards is ultimately denominated in shares of our common stock and, other than Career Shares, is earned over three years, thus providing a strong incentive to grow stockholder value. In 2019, the Compensation Committee continued its current practice and approved long-term incentive equity awards to our Named Executive Officers comprised of grants of RSUs and Performance Shares, with the equity compensation award structure comprised of 40% RSUs and 60% Performance Shares.

2019 Long-Term Incentive RSU and Performance Share Awards

All equity awards granted as long-term compensation to our Named Executive Officers in 2019 were granted pursuant to the Company’s 2012 Stock Incentive Plan (“Stock Incentive Plan”).

The RSUs granted in 2019, other than those granted under the Career Shares Program, feature three-year cliff vesting. The Performance Shares granted in 2019 provide for three-year cliff vesting and are subject to achievement of two (2) performance metrics during a three-year measurement period. The two (2) performance metrics associated with the Performance Shares granted to our Named Executive Officers, in 2019 are: (i) Net Revenue; and (ii) EBITDAR. The Net Revenue metric represents one-third (1/3) of the total shares potentially payable on settlement of the Performance Share award, and the EBITDAR metric represents the remaining two-thirds (2/3) of the total shares potentially payable on settlement of the Performance Share award. These represent the same performance metrics and relative weight as used by the Compensation Committee for 2018.

For 2019, each performance metric works and is measured independently of the other and includes a minimum (or threshold) performance level, a target performance level and a maximum performance level opportunity. The scale to be applied to each metric is a sliding scale and generally works as follows:

Metric Performance Achievement	Performance Shares Payout (as Percentage of Target Award)
Below Minimum	-0-
Minimum	50%
Target	100%
Maximum (and above)	200%

Measured achievement is calculated based on performance during the three full fiscal years following the date of grant. The achievement level of each Performance Share metric will determine the final payout of shares under the award at the end of the measurement period. For the maximum payout of 200% to be earned, both metrics must be satisfied at a maximum performance level. If neither of the two performance metrics achieves the minimum performance level, then no shares will be earned. Achievement between the payout points shown in the table above will be interpolated on a linear basis.

The Compensation Committee set specific minimum, target, and maximum payout levels for each of the two Performance Share metrics. The Compensation Committee has determined that the two performance metrics were sufficiently challenging to incentivize performance. The minimum performance levels generally require average performance and are expected to be achieved. The target performance levels are intended to be reasonably achievable and require a higher or above average performance, and the maximum performance levels require extraordinary performance.

Following the Compensation Committee’s review of our executive compensation in the fourth quarter of 2019, including consideration of the competitive pay practices data analyzed in the 2019 Executive Compensation Review and additional input and consultation with its independent compensation consultant, Exequity, the Compensation Committee determined that increases to the annual equity incentive target valuation were appropriate for Messrs. Smith, Thompson and Bogich, each in the amount of $100,000, and for Mr. Hirsberg in the amount of $200,000. Taking into account these adjustments, the Compensation Committee approved the following long-term incentive valuation targets for the equity compensation awards to our Named Executive Officers for 2019: for Mr. Smith $4,600,000; for each Mr. Boyd and for Mr. Hirsberg $1,400,000; and for each Mr. Thompson and for Mr. Bogich, $1,000,000. The number of shares of common stock underlying each component of the award was based on a share price of $28.72 per share, which price was derived from the 20- day moving average of the Company’s stock price.

The number of RSUs and Performance Shares awarded to each Named Executive Officer in 2019 is set forth below in the “Grants of Plan-Based Awards Table.” The figures in the last column of the “Grants of Plan-Based Awards Table” represent grant date values calculated in accordance with SEC requirements, which likely differ from the ultimate value upon vesting, if and when it occurs, as a result of fluctuations in our stock price and, in the case of Performance Shares, the extent we achieve, if at all, our multi-year performance goals.

Historically, our Compensation Committee has granted equity awards pursuant to a policy of making such grants, if at all, on the fifth business day following our release of earnings for the third quarter of each year, except in the case of our non-employee directors, new hires or other special situations. In 2019, the Compensation Committee amended its policy regarding the issuance of our annual equity award grants, to provide added flexibility to the Committee by providing for the making of such grants, if at all, no earlier than the fifth business day following our release of earnings for the third quarter of each year but no later than December 15th of each year, also excepting in the case of our non-employee directors, new hires or other special situations.

Our Compensation Committee continues to review our long-term compensation policy, in connection with the assessment of our overall compensation program, to determine whether other modifications to the policy are warranted.

2016 Performance Shares Vesting

In 2016, the Compensation Committee approved the award of Performance Shares to each of our Named Executive Officers. The three performance metrics associated with the Performance Shares granted in 2016 were (i) net revenue growth, (ii) EBITDA growth and (iii) customer service score, with each metric representing one-third of the total Performance Share award. Performance under these awards was measured over a three-year period commencing on January 1, 2017 and continuing through December 31, 2019. As detailed below, the Compensation Committee determined that the Performance Shares were earned at approximately 153% of the target award level, in the aggregate, based on the achievement of the performance levels for each of the three metrics detailed below.

Net Revenue Growth:    The first metric, “net revenue growth,” is generally defined as the compound annual growth rate (or “CAGR”) of total revenue for all of the Company’s wholly owned properties excluding (i) promotional expenses and (ii) certain non-operations derived income or losses. Net revenue growth utilizes the final audited results for 2016 as the applicable baseline. For purposes of the 2016 Performance Shares, the applicable performance and payout scale were as follows:

	3 Year CAGR	Payout
Threshold	0.75%	50%
Target	1.75%	100%
Maximum	2.50%	200%

Note: Performance achievement between minimum (or threshold) and target and between target and maximum is prorated on a straight-line basis. Performance below threshold will result in no payout. Performance above maximum will payout at maximum payout.

Our actual performance over the measurement period was a CAGR of 14.79% which exceeded the maximum performance level. As a result, the Compensation Committee approved a payout of 200% of each of our Named Executive Officers’ target award opportunity attributable to this criterion.

EBITDA Growth:    The second performance metric “EBITDA growth” is defined as the CAGR of EBITDA for all of the Company’s wholly owned properties less certain corporate expenses. EBITDA growth utilizes the final audited results for 2016 as the applicable baseline. For purposes of the 2016 Performance Shares, the applicable performance and payout scale were as follows:

	3 Year CAGR	Payout
Threshold	2.00%	50%
Target	4.00%	100%
Maximum	6.00%	200%

Note: Performance achievement between minimum (or threshold) and target and between target and maximum is prorated on a straight-line basis. Performance below threshold will result in no payout. Performance above maximum will payout at maximum payout (200%).

For our EBITDA Growth metric, our actual performance over the measurement period was a CAGR of EBITDA of 18.70%, which exceeded the maximum performance level. As a result, the Compensation Committee approved a payout of 200% of each of our Named Executive Officers’ target award opportunity attributable to this criterion.

Customer Service Score:    The third performance metric “Customer Service Score” is determined based on the simple blended three-year average score across the following customer categories: (i) overall satisfaction; (ii) intent to return; and (iii) intent to recommend. The customer survey was conducted by an independent third-party, utilizing a 6-point scale. For purposes of the 2016 Performance Shares, the performance and payout scale were as follows:

	3 Year Avg. Score	Payout
Threshold	5.33	50%
Target	5.38	100%
Maximum	5.43	200%

Note: Performance achievement between minimum (or threshold) and target and between target and maximum is prorated on a straight-line basis. Performance below threshold will result in no payout. Performance above maximum will payout at maximum payout.

For our Customer Service Score metric, our actual performance over the measurement period was 5.34, which exceeded the threshold performance level. As a result, the Compensation Committee approved a payout of 60% of each of our Named Executive Officers’ target award opportunity attributable to this criterion.

Performance Share vesting for each of our Named Executive Officers, based on the Compensation Committee’s determination of the Company’s achievement of the specific performance metrics for the three-year period ended December 31, 2019, is reflected below in the “Option Exercises and Stock Vested Table.”

Career Shares Program

Our Career Shares Program is a stock incentive award program for certain executive officers to provide for additional capital accumulation opportunities for retirement and to reward long-service executives. The Career Shares Program provides for the grant of RSUs (“Career RSUs”) under our Stock Incentive Plan to members of our senior management, including each of our Named Executive Officers. Each Career RSU is analogous to one share of restricted common stock, except that Career RSUs do not have voting rights and do not entitle the holder to receive dividends.

Under the Career Shares Program, a fixed percentage of each participant’s base salary is credited to his or her career shares account annually. Each January 2, or, if January 2 is not a business day, then the next business day, Career RSUs are awarded to members of our Management Committee in an amount that equals 15% of such individual’s base salary, and to certain other members of our senior management in an amount that equals 10% of their individual base salaries, in each case, subject to adjustment by the Compensation Committee. Career RSUs granted pursuant to our Career Shares Program are awarded for service provided for the immediately preceding calendar year. The basis for the value of the awards is the base salary of the participant in effect on December 31 of the immediately preceding year and the closing stock price of our common stock on January 2 or, if January 2 is not a business day, then the next business day. Consistent with this policy and the Career Shares Program, on January 2, 2019 Career RSUs were granted to all of our currently serving Named Executive Officers, as well as to the other members of the Management Committee and our senior management team.

Payouts are made at retirement, at which time participants receive one share of our common stock for each vested Career RSU held in their respective career share account, less any applicable taxes. To receive any payout under the Career Shares Program, participants must be at least 55 years old and must have been continually employed by the Company for a minimum of 10 years. Retirement after 10 years of service will entitle a participant to fifty percent (50%) of his or her career shares account. This increases to seventy-five percent (75%) after 15 years and one hundred percent (100%) following 20 years of employment. The Compensation Committee may credit participants with additional years of service in its discretion. During 2019, the Compensation Committee did not utilize this discretion for any Named Executive Officer. Additionally, with respect to “specified employees” as defined in Internal Revenue Code section 409A, any payment of a Career RSU generally must be delayed for at least six months following the date of retirement.

In the event of a participant’s death or permanent disability, or following a change in control, the participant will be deemed to have attained age 55 and the Career RSUs will immediately vest and convert into shares of our common stock based on the participant’s years of continuous service through the date of death, termination resulting from permanent disability or the change in control, as applicable.

In addition, awards in a participant’s career share account can be applied towards satisfying our stock ownership guidelines discussed below.

Other Bonus Payments

In 2019, a special bonus in the amount of $250,000 was approved by the Compensation Committee and paid to Mr. Boyd in recognition of the loss of a benefit that Mr. Boyd previously received under certain split-dollar life insurance arrangements, which were terminated by us in 2003. Mr. Boyd has received this special bonus payment each year since 2003.

Our Policy on Perquisites

We provide our Named Executive Officers with perquisites that we believe are reasonable, competitive and consistent with our overall executive compensation program. We believe that our perquisites help us to hire and retain qualified executives.

Certain executive officers, as designated by the Chief Executive Officer and pursuant to our internal policies, may use our corporate aircraft for personal travel on a limited basis. Such executive officers are imputed with income in an amount equivalent to the Standard Industry Fare Level rate, as defined in the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), for such use and are required to advance to us an amount sufficient to cover certain out-of-pocket costs directly attributed to such use. These out-of-pocket costs include crew lodging expenses, on-board catering, landing fees, trip-related hangar/parking costs and other variable costs.

The aggregate incremental cost for use of our corporate aircraft during 2019 that is attributable to any Named Executive Officer, net of amounts advanced to us by the applicable executive as discussed above, is reflected in the “Summary Compensation Table.” We determine the aggregate incremental cost based on estimated fuel expenses and maintenance expenses per flight hour. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries and the purchase costs of the corporate aircraft.

We provide Mr. Boyd with use of a corporate car that is owned by the Company, and reflect the aggregate incremental cost attributable to such use during 2019 in the “Summary Compensation Table.” We determine the aggregate incremental cost for use of the corporate car by calculating the assumed annual lease value of the car, consistent with applicable Treasury Regulations, multiplied by the percentage of use that is estimated to be attributable to Mr. Boyd’s personal use.

In addition, we provide a country club membership for Mr. Boyd, which is used for both business and personal purposes. The amount of all unreimbursed costs related to this membership for 2019 is reported as other compensation for Mr. Boyd in the “Summary Compensation Table.”

Our employee and non-employee directors, along with certain members of our Management Committee, are eligible to participate in the Medical Expense Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. We also provide our Named Executive Officers with more life insurance coverage than is generally made available to our other employees. See the “Summary Compensation Table” for the amount of medical premiums or related reimbursements paid on behalf of participating Named Executive Officers during 2019 and for the amount of the applicable premiums paid for such additional life insurance coverage during 2019.

Our senior management members, including our Named Executive Officers, also are eligible to participate in our other benefit plans and programs on the same terms as other employees. These plans include our 401(k) plan and medical, vision and dental insurance. In addition, our senior management members and our non-employee directors are eligible to participate in our deferred compensation plan on the same terms as other eligible management-level employees.

Stock Ownership Guidelines

As we noted above, we believe that ownership in the Company by our executive management team, including our Named Executive Officers, is an important incentivizing tool that fosters the management of the Company in its long-term best interests for the benefit of all of our stockholders. Our Compensation Committee initially adopted stock ownership guidelines in 2006 for certain key executives, which were amended in October 2010, to now reflect our current stock ownership guidelines. The Compensation Committee believes that the guidelines, as they may be updated and revised from time to time, will continue to further the alignment between our executive team and stockholders. Pursuant to the current stock ownership guidelines, certain key executive officers, including our Named Executive Officers, are required to pursue ownership of an amount of our common stock based on a multiple of the participant’s base salary, as set forth in the following table:

Executive Tier	Multiple of Base Salary
Executive Chairman of the Board of Directors	5x
Chief Executive Officer	5x
Chief Operating Officer	4x
All Other Members of Management Committee	3x
Certain Other Members of Senior Management	1x-2x

A participant’s stock ownership level can include shares of our common stock represented by RSUs, including Career RSUs and Performance Shares (which are included at an assumed target performance level). The stock ownership guidelines also contain a mechanism to facilitate each participant’s ongoing progress towards achievement of the established stock ownership levels. For any participant who does not then meet their established stock ownership level, the guidelines mandate that 50% of the net shares, after accounting for tax withholding and any option exercise payments, resulting from the exercise of stock options or the vesting or settlement of RSUs or Performance Shares must be retained by the executive until that individual has met his or her stock ownership level established by the guidelines.

Stock ownership guidelines are also applicable to the independent members of our board of directors, pursuant to certain amendments adopted by our Corporate Governance and Nominating Committee in 2011. The director stock ownership guidelines provide that each independent member of the board of directors will be required to hold stock in the Company at least equal to five (5) times the annual cash retainer received by such independent director. Each director shall have a three (3) year period, after joining the board of directors, in which to accumulate the required level of stock ownership. For purposes of the required stock ownership levels under the guidelines, any deferred shares or RSUs shall be included in such calculation; however, pursuant to the amendments to the guidelines adopted in 2011, the Corporate Governance and Nominating Committee also determined that at least twenty five percent (25%) of the ownership goal must be achieved through direct ownership of shares, with a three (3) year period to achieve such direct ownership, using a rolling average stock price. The director stock ownership guidelines, like those applicable to our executive officers, serve as an incentivizing tool for the independent members of the board of directors to strategically guide and manage the Company in its long-term best interests for the benefit of all of our stockholders.

As of the record date for our Annual Meeting, each of our Named Executive Officers and each member of the board of directors is in compliance with the applicable stock ownership guideline requirements.

Post-Termination Compensation

2000 MIP.    Our 2000 MIP contains a continuous employment requirement. In addition, certain provisions of our 2000 MIP are triggered in the event of a change in control or if a “long service” employee retires. Generally, if a participant, other than a “long service” employee, terminates employment for any reason other than death or disability prior to the award payment date, he or she is not entitled to the payment of any award under the 2000 MIP for any outstanding plan period (regardless of whether it is a short-term or long-term incentive award). If the participant’s termination is due to disability or death, he or she is entitled to the payment of an award for each plan period in which he or she is participating on the date of separation of service from the Company; provided, however, that the Compensation Committee may proportionately reduce or eliminate his or her actual award based on the date of separation of service from the Company and such other considerations as the Compensation Committee deems appropriate. For 2019, the only outstanding plan period under the 2000 MIP was for the short-term, annual incentive awards for 2019. There were no long-term cash incentive awards or award periods outstanding under the 2000 MIP during 2019.

If a “long service” participant terminates employment with us for any reason (including death or disability) prior to the award payment date, he or she is entitled to (i) the payment of an award for the plan period (in which the participant is participating on the date of termination) with the earliest date of commencement and (ii) the payment of an award for any other plan period (in which the participant is participating on the date of termination), reduced proportionally based on the number of years of employment completed during the plan period with each partial year of employment counting as a full year. A “long service” participant generally means a participant who has reached age 55 and has completed 15 or more years of service with us or any of our subsidiaries (including acquired entities).

If a participant’s employment is terminated without cause within 24 months after a corporate transaction or a change in control (each as defined in our Stock Incentive Plan and further discussed below), the participant is entitled to the payment of an award for each plan period (in which the participant is participating on the date of termination). The Compensation Committee believes that this double-trigger feature provides appropriate incentives and job security for management while protecting stockholder value in the event of a change in control.

CIC Plan.    In 2006, our Compensation Committee adopted our Change-in-Control Severance Plan (“CIC Plan”). We believe that it is important to protect key executives who helped build our Company and who will be important in continuing the Company’s success through a change in control or similar event. Further, we believe that the interests of stockholders will be best served if the interests of our most senior management are aligned with them. Providing change in control benefits is intended to reduce the reluctance of senior management to pursue potential change of control transactions that may be in the overall best interests of our stockholders.

Our Named Executive Officers participate in our CIC Plan, which provides severance benefits upon certain qualifying terminations. A “qualifying termination” includes involuntary termination without cause, voluntary termination due to a relocation in excess of 50 miles or certain reductions in compensation, among other events, within 24 months immediately following a change in control. Generally, a “change in control” is deemed to occur upon (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by a person who directly or indirectly controls, or is controlled by, or is under common control with, the Company or by members of the Boyd family) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, or (ii) a majority of the board of directors ceasing to be continuing directors at any time within a 36-month period due to contested elections.

CIC Plan benefits are determined based upon the relevant status of the participant as a Tier One Executive (our Chief Executive Officer and Executive Chairman of the Board of Directors), Tier Two Executive (members of our

Management Committee, other than our Chief Executive Officer and Executive Chairman of the Board of Directors), or Tier Three Executive (certain other members of senior management, other than Management Committee members). Following the execution of a general release in a form generally acceptable to the Company that releases the Company and its affiliates from any and all claims the participant may have against them, among other things, the Company shall pay to the participant a lump-sum cash payment of:

•	any unpaid amounts owed to the participant, such as any unpaid base salary, accrued vacation pay (to the extent applicable), or unreimbursed business expenses;

•	a multiple of three, two and one for Tier One Executives, Tier Two Executives and Tier Three Executives, respectively, of the participant’s:

○	annual salary in effect immediately prior to the occurrence of the change of control or, if greater, upon the occurrence of the qualifying termination; plus

○

then-current target short-term bonus opportunity in effect immediately prior to the change of control or, if greater, the average of the participant’s actual short-term bonus for the three fiscal years immediately prior to the change in control or, if greater, the participant’s target short-term bonus opportunity in effect upon the qualifying termination;

•	an amount equal to the greater of:

○	the participant’s then-current target short-term bonus opportunity established for the plan year in which the qualifying termination occurs; or

○	the participant’s target bonus opportunity in effect prior to the occurrence of the change in control,

in each case, adjusted on a pro rata basis based on the number of days the participant was actually employed during such plan year; and

•

the amount of monthly premiums that would have been paid by the Company on behalf of the participant under the Company’s health insurance plan, or COBRA (for a period of 36 months, 24 months and 12 months for Tier One Executives, Tier Two Executives and Tier Three Executives, respectively), plus an additional amount such that the participant effectively receives such premiums on a tax-free basis.

In addition, under the CIC Plan, any outstanding equity-based long-term incentive awards granted, including but not limited to stock options, stock appreciation rights, restricted stock, RSUs and Performance Shares, will become immediately vested in full upon a qualifying termination (as discussed above).

If the sum of the amounts to be received by the participant under the CIC Plan, plus all other payments or benefits that the participant has received or has the right to receive from the Company, would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, that combined amount will be decreased by the smallest amount that will eliminate any such parachute payment. However, for Tier One Executives and Tier Two Executives only, if the decrease referred to in the preceding sentence is 10% or more of the combined amount, the combined amount will not be decreased, but rather will be increased by an amount sufficient to provide the participant, after taking into account all applicable federal, state and local taxes, a net amount equal to the excise tax imposed on the combined amount (as increased by any applicable tax gross-up) by Section 4999 of the Internal Revenue Code.

We do not have individual written severance agreements with Named Executive Officers; however, we retain the discretion to negotiate individual arrangements as deemed appropriate.

Deferred Compensation Plan.    Our Named Executive Officers are eligible to participate in the Boyd Gaming Corporation Deferred Compensation Plan, effective as of January 1, 2005, as amended (“Deferred Compensation Plan”). Our Named Executive Officers may defer up to 80% of their base salary and up to 100% of their incentive compensation. We may make discretionary matching contributions or discretionary additions to a participant’s account; however, during 2019, we did not exercise such discretion. Upon a change in control (as defined in the Deferred Compensation Plan), the benefits under the Deferred Compensation Plan are immediately payable in a lump sum, subject to certain conditions and limitations set forth in Internal Revenue Code Section 409A and its related Treasury Regulations. In addition, upon termination of employment prior to the age of 55 or upon the participant’s death, benefits under the Deferred Compensation Plan are payable in a lump sum. Otherwise, upon termination of employment (including upon retirement), the participant may elect to have benefits paid in a lump sum or in periodic payments over a period of 5, 10 or 15 years; however, with respect to “specified employees” as defined in Internal Revenue Code Section 409A, any payment that is triggered by termination of employment must be delayed for at least six months following the date of termination. Prior to the Deferred Compensation Plan, we maintained a separate, prior deferred compensation plan, but that plan has been closed to new contributions from participants since the effective date of the Deferred Compensation Plan.

Equity Incentive Plans.    During 2019, the only equity incentive plan in which our Named Executive Officers participated was our Stock Incentive Plan. Generally, except as our Compensation Committee may otherwise determine or in connection with a “long service” employee as discussed below, stock options granted under our equity incentive plans provide that, in the event of termination, the grantee may exercise the portion of the option award that was vested at the date of termination for a period of three months following termination, provided that if the termination is due to disability or death, the exercise period is twelve months.

Pursuant to the terms of our Stock Incentive Plan, our Compensation Committee has the authority, in connection with an actual or anticipated change in control or corporate transaction, to provide for the full or partial accelerated vesting and exercisability of outstanding unvested awards.

Under our Stock Incentive Plan, a “change in control” means a change in ownership or control of the Company effected through:

•

the direct or indirect acquisition of more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer which the majority of the board of directors do not recommend; or

•

a change in the composition of the board of directors over a period of up to 36 months such that a majority of the board members cease, by reason of one or more contested elections, to be comprised of continuing directors.

Pursuant to the terms of our Stock Incentive Plan, a “corporate transaction” means any of the following transactions:

•	a merger or consolidation in which the Company is not the surviving entity;

•	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

•	the complete liquidation or dissolution of the Company;

•

any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

•

an acquisition in a single or series of related transactions by any person or related group of persons of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, but excluding an acquisition by the Company, by a Company-sponsored employee benefit plan or by members of the Boyd family or any transaction that the Compensation Committee deems is not a corporate transaction.

Pursuant to the form of our restricted stock unit agreement (“RSU Agreement”) for the Stock Incentive Plan, vesting ceases upon termination of continuous service (defined as employment) for any reason, including death or disability, except as described below. Any unvested RSUs held by the grantee following such termination will be deemed reconveyed to us. Also under our RSU Agreement, in the event of a change in control or corporate transaction (each as defined in the Stock Incentive Agreement), any outstanding award will automatically become fully vested. Notwithstanding the foregoing, in the event of a grantee’s Retirement (defined below), the grantee may be entitled to additional vesting with respect to RSUs. With respect to “specified employees” as defined in Internal Revenue Code Section 409A, any payout of an RSU that is considered deferred compensation and that is triggered by termination of employment generally must be delayed for at least six months following the date of termination. “Retirement” means separation from service (including as a result of death or disability), other than for Cause (as defined in the RSU Agreement), after reaching age 55 and having at least 10 years of service to the Company. All of our Named Executive Officers currently qualify as “long service” employees. However, these enhanced retirement provisions will not apply to RSUs that are granted within the six months preceding such employee’s date of separation of service from the Company. In the event of a Retirement, the grantee will be entitled to accelerated vesting as follows:

Age of Employee and Length of Service at Time of Retirement	Acceleration of Vesting for Unvested RSUs
55 years of age and 10-14 years of service	RSUs otherwise scheduled to vest within the 12 months following the date of Retirement shall fully accelerate

55 years of age and 15-19 years of service	RSUs otherwise scheduled to vest within the 24 months following the date of Retirement shall fully accelerate

55 years of age and 20 or more years of service	RSUs otherwise scheduled to vest within the 36 months following the date of Retirement shall fully accelerate

Pursuant to the form of our performance share unit agreement (“Performance Share Agreement”) under the Stock Incentive Plan, vesting ceases upon termination of continuous service (defined as employment) for any reason, except as described below. Any unvested units held by the grantee following such termination will be deemed reconveyed to us. Also under our Performance Share Agreement, in the event of a change in control or corporate transaction (as defined in the Stock Incentive Agreement), any outstanding award will automatically become fully vested assuming achievement of the applicable performance metrics at target, provided that such change in control or corporate transaction effective date occurs prior to the applicable award determination date. Notwithstanding the foregoing, in the event of a grantee’s Retirement, a portion or all of the aggregate outstanding Performance Share awards will automatically become fully vested assuming achievement of the applicable performance metrics at target, which will be determined in accordance with the following: the grantee shall be deemed to have provided service for the number of days within the performance period for which the grantee actually provided service, plus a credited number of days equal to 365 (after 10 years of service), 730 (after 15 years of service), and 1095 (after 20 years of service). The resulting number of days will be divided by the number of days in the performance period (with the resulting ratio never exceeding one), and the ratio will be multiplied by the number of shares that would be issued based on target performance. All of our Named Executive Officers currently qualify as “long service” employees. However, these enhanced Retirement provisions will not apply to Performance Shares that are granted within the six months preceding such employee’s date of separation of service from the Company.

Other Benefits.    From time to time, in recognition of the contribution of services provided to us, we may in our discretion offer additional compensation and benefits to our executive officers in connection with their retirement from the Company. During 2019, no such discretion was exercised with respect to our Named Executive Officers.

Succession Planning

Pursuant to the Company’s Corporate Governance Guidelines, all of the independent members of our board of directors are involved in the succession planning of the Company. Our independent directors participate annually in a review of the Company’s current succession plan. Historically, the Company has engaged, and we may engage in the future, independent consulting firms to assist and advise during this annual review, as well as on other matters related to succession planning.

Accounting and Tax Treatment

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to certain executive officers. While the Compensation Committee considers the limitation on deductibility of compensation under Section 162(m), the Compensation Committee believes that it is important to retain the flexibility to design compensation programs consistent with our overall executive compensation program, even if some executive compensation is not fully deductible.

Summary Compensation Table

The following table sets forth the compensation earned for services performed for us, or our subsidiaries, during the fiscal years ended December 31, 2017, 2018 and 2019 by each of our Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)		Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)(5)	All Other Compensation ($)(6)	Total ($)
William S. Boyd	2019	1,065,000	250,000	(7)	2,078,609	—	1,038,764	254,517	4,686,890
Executive Chairman of	2018	1,065,000	250,000	(7)	1,431,149	—	1,099,418	213,580	4,059,147
the Board of Directors	2017	1,065,000	250,000	(7)	1,722,857	—	1,011,750	197,489	4,247,096

Keith E. Smith	2019	1,425,000	—		5,814,675	—	2,340,876	64,943	9,645,494
President and	2018	1,325,000	—		4,285,381	—	2,159,717	36,500	7,806,598
Chief Executive Officer	2017	1,325,000	—		5,223,055	—	1,987,500	55,902	8,591,457

Josh Hirsberg	2019	670,000	—		1,778,106	—	687,889	25,117	3,161,112
Executive Vice President, Treasurer	2018	620,000	—		1,179,784	—	606,351	23,322	2,429,456
and Chief Financial Officer	2017	600,000	—		1,226,590	—	450,000	22,839	2,299,429

Stephen S. Thompson	2019	600,000	—		1,313,072	—	554,418	4,658	2,472,148
Executive Vice President,	2018	560,000	—		898,331	—	486,819	4,583	1,949,733
Operations	2017	540,000	—		748,703	—	324,000	4,652	1,617,355

Theodore A. Bogich	2019	600,000	—		1,307,449	—	554,418	4,658	2,466,525
Executive Vice President,
Operations

(1)	Includes amounts deferred, to the extent of such individual’s participation, pursuant to our 401(k) Profit Sharing Plan and Trust and our Deferred Compensation Plan.
(2)

Reflects the grant date fair value as determined in accordance with Accounting Standards Codification 718 (“ASC 718”) for the fiscal years ended December 31, 2017, 2018, and 2019, of awards to each of the Named Executive Officers granted in such years pursuant to our Stock Incentive Plan. The grant date fair value for awards is measured based on the fair market value of our common stock on the date of grant, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in Note 11 to our audited financial statements under the caption “Stockholders’ Equity and Stock Incentive Plans,” for the fiscal years ended December 31, 2017, 2018, and 2019 included in our Annual Reports on Form 10-K filed with the SEC on, February 26, 2018, March 1, 2019, and February 27, 2020 respectively.

(3)

Includes RSUs (including Career RSUs) and Performance Shares. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. With respect to the Performances Shares, the amounts reported in the table assume that the performance metrics were all achieved at the target performance levels. If the performance metrics were all achieved at maximum performance, the Grant Date Fair Value of the Performance Shares awarded to each of our Named Executive Officers in 2019 would be: to Mr. Boyd $1,677,195; to Mr. Smith, $5,510,489; to Mr. Hirsberg, $1,677,195; to Mr. Thompson $1,197,947; and to Mr. Bogich $1,197,947. Notwithstanding the foregoing, the RSUs and the Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”

(4)

Consistent with SEC rules, short-term equity bonus awarded as RSUs under the 2000 MIP for the year ended December 31, 2018 are also included in this column for 2019, the year of the grant. The number of RSUs awarded to each of our Named Executive Officers as part of their 2018 short-term incentive compensation is set forth in the following table:

Executive	Equity Bonus RSU (#)
William S. Boyd	18,911
Keith E. Smith	37,150
Josh Hirsberg	10,430
Stephen S. Thompson	8,374
Theodore A. Bogich	8,224

Each RSU is subject to three-year cliff vesting. For a discussion regarding these bonus payments, see “—Compensation Discussion and Analysis—Primary Components of our Compensation Program—Short-Term Bonus” in our Proxy Statement for the 2019 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 12, 2019.

(5)	Reflects the short-term cash bonus approved by the Compensation Committee under the 2000 MIP for the applicable fiscal year.

(6)	The amounts shown as “All Other Compensation” include the following perquisites and personal benefits:

Name	401(k) Contributions(A)	Life Insurance Premiums	Medical Reimbursements(B)	Use of Corporate Aircraft and Corporate Car(C)	Other Benefits(D)
William S. Boyd	$4,200	$602	$34,475	$208,252	$6,988
Keith E. Smith	4,200	602	19,499	40,642	—
Josh Hirsberg	4,200	602	20,315	—	—
Stephen S. Thompson	4,200	458	—	—	—
Theodore A. Bogich	4,200	458	—	—	—

(A)	Represents amounts we contributed pursuant to the 401(k) Profit Sharing Plan and Trust.
(B)	Represents our Medical Expense Reimbursement Plan, which includes plan premiums, company sponsored health care plan premiums and amounts received as reimbursements under this plan.
(C)

Represents the aggregate incremental cost to the Company for use of our corporate aircraft and, solely as it relates to Mr. Boyd, use of a corporate car. Of the total amounts reported for Mr. Boyd for 2019, $15,055 is attributable to the use of a corporate car.

(D)	Represents country club membership fees for Mr. Boyd.
(7)

Amounts represent a special bonus that was approved by our Compensation Committee and paid to Mr. Boyd in recognition of the loss of a benefit that Mr. Boyd previously received under certain split-dollar life insurance arrangements that we terminated in December 2003.

Grants of Plan-Based Awards Table

The following table sets forth information regarding each grant of an award made under our incentive plans to our Named Executive Officers during the fiscal year ended December 31, 2019.

Name	Award Type	Grant Date	Date of Compensation Committee Action(6)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards—Number of Shares or Units			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(7)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William S. Boyd	Short-term bonus(1)	—	—	505,875	1,011,750	2,023,500	—	—	—	—	—	—	—
	Career RSUs(2)	01/02/19	12/07/06	—	—	—	—	—	—	7,511	—	—	159,759
	RSUs–Equity Bonus 2018(3)	02/13/19	—	—	—	—	—	—	—	18,911	—	—	521,187
	RSUs(4)	12/05/19	—	—	—	—	—	—	—	19,500	—	—	559,065
	Performance Shares(5)	12/05/19	—	—	—	—	14,625	29,250	58,500	—	—	—	838,598

Keith E. Smith	Short-term bonus(1)	—	—	1,140,000	2,280,000	4,560,000	—	—	—	—	—	—	—
	Career RSUs(2)	01/02/19	12/07/06	—	—	—	—	—	—	9,344	—	—	198,747
	RSUs–Equity Bonus 2018(3)	02/13/19	—	—	—	—	—	—	—	37,150	—	—	1,023,855
	RSUs(4)	12/05/19								64,068			1,836,830
	Performance Shares(5)	12/05/19	—	—	—	—	48,051	96,102	192,204	—	—	—	2,755,244

Josh Hirsberg	Short-term bonus(1)	—	—	335,000	670,000	1,340,000	—	—	—	—	—	—	—
	Career RSUs(2)	01/02/19	12/07/06	—	—	—	—	—	—	4,372	—	—	92,992
	RSUs–Equity Bonus 2018(3)	02/13/19	—	—	—	—	—	—	—	10,430	—	—	287,451
	RSUs(4)	12/05/19								19,500			559,065
	Performance Shares(5)	12/05/19	—	—	—	—	14,625	29,250	58,500	—	—	—	838,598

Stephen S. Thompson	Short-term bonus(1)	—	—	270,000	540,000	1,080,000	—	—	—	—	—	—	—
	Career RSUs(2)	01/02/19	12/07/06	—	—	—	—	—	—	3,949	—	—	83,995
	RSUs–Equity Bonus 2018(3)	02/13/19	—	—	—	—	—	—	—	8,374	—	—	230,787
	RSUs(4)	12/05/19								13,928			399,316
	Performance Shares(5)	12/05/19	—	—	—	—	10,446	20,892	41,784	—	—	—	598,974

Theodore A. Bogich	Short-term bonus(1)	—	—	270,000	540,000	1,080,000	—	—	—	—	—	—	—
	Career RSUs(2)	01/02/19	12/07/06	—	—	—	—	—	—	3,879	—	—	82,506
	RSUs–Equity Bonus 2018(3)	02/13/19	—	—	—	—	—	—	—	8,224	—	—	226,653
	RSUs(4)	12/05/19								13,928			399,316
	Performance Shares(5)	12/05/19	—	—	—	—	10,446	20,892	41,784	—	—	—	598,974

(1)

Represents short-term (or annual) cash bonus for fiscal year 2019 under the 2000 MIP. The award amount is based upon our performance relative to the operating budget measured by our EBITDAR, as approved by the board of directors. “Threshold” represents achieving a performance level that is 85% of the target operating budget amount; “Target” represents achieving 100% of the target operating budget amount; and “Maximum” represents achieving 115% or more of the of the target operating budget amount.

(2)

Represents Career RSUs granted to the Named Executive Officers pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid out in shares of our common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time of retirement. To receive any payout under the Career Shares Program, grantees must be at least 55 years old and must have been continually employed by us for a minimum of 10 years. Retirement after 10 years of service will entitle a grantee to fifty percent (50%) of his or her Career RSUs. This increases to seventy-five percent (75%) after 15 years and one hundred percent (100%) following 20 years of employment. In the event of a grantee’s death or permanent disability, or following a change in control of the Company, the grantee will be deemed to have attained age 55 and the Career RSUs will immediately vest and convert into shares of our common stock based on the grantee’s years of continuous service through the date of death, termination resulting from permanent disability or the change in control, as applicable. See “—Compensation Discussion and Analysis—Career Shares Program.”

(3)

Consistent with SEC rules, the short-term equity bonus awarded under the 2000 MIP for the year ended December 31, 2018 are included in this table and the Summary Compensation Table reporting RSU compensation for 2019, the year of the grant. The RSUs granted to the Named Executive Officers in 2019 vest in full upon the third anniversary of the grant date. The RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan.

(4)

Represents RSUs granted under our Stock Incentive Plan. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers in 2019 vest in full upon the third anniversary of the grant date. The RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”

(5)

Represents Performance Shares granted under our Stock Incentive Plan. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”

(6)

Our Compensation Committee has adopted a policy of providing for the automatic grant of Career RSUs on January 2 of each calendar year (or, if January 2 is not a business day, then the next business day) based on the base salary of the participant in effect on December 31 of the immediately preceding year and the closing stock price of our common stock on January 2 or, if January 2 is not a business day, then the next business day. For more information, see “—Compensation Discussion and Analysis—Career Shares Program.”

(7)

Represents the aggregate ASC 718 value of awards made in 2019. With respect to the Performances Shares, the amounts reported in the table assume that the performance metrics were all achieved at the target performance level.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding unexercised stock options and unvested stock awards for each of our Named Executive Officers outstanding as of December 31, 2019.

	Option Awards				Stock Awards†
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares, Units or Other Rights That Have Not Vested (#)		Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(1)
William S. Boyd					21,605	(3)	646,854
					16,204	(4)	485,133
					20,826	(5)	623,530
					15,619	(6)	467,633
					18,911	(7)	566,195
					19,500	(8)	583,830
					14,625	(9)	437,873

Keith E. Smith	131,265	—	8.34	11/01/2020	69,444	(3)	2,079,153
	84,353	—	6.70	12/07/2021	52,084	(4)	1,559,380
	170,068	—	9.86	11/07/2023	66,939	(5)	2,004,154
	100,418	—	11.57	12/10/2024	50,205	(6)	1,503,123
	94,276	—	19.98	10/29/2025	37,150	(7)	1,112,271
	101,675	—	17.75	11/08/2026	64,068	(8)	1,918,196
					48,051	(9)	1,438,647

Josh Hirsberg	25,510	—	5.22	11/08/2022	31,019	(2)	928,709
	32,000	—	9.86	11/07/2023	15,741	(3)	471,286
	23,431	—	11.57	12/10/2024	11,806	(4)	353,457
	21,549	—	19.98	10/29/2025	17,851	(5)	534,459
	23,924	—	17.75	11/08/2026	13,388	(6)	400,837
					10,430	(7)	312,274
					19,500	(8)	583,830
					14,625	(9)	437,873

Stephen S. Thompson	11,962	—	17.75	11/08/2026	9,260	(3)	277,244
					6,945	(4)	207,933
					13,388	(5)	400,837
					10,041	(6)	300,628
					8,374	(7)	250,718
					13,928	(8)	417,004
					10,446	(9)	312,753

Theodore A. Bogich	11,962	—	17.75	11/08/2026	10,575	(2)	316,623
					9,260	(3)	277,244
					6,945	(4)	207,933
					13,388	(5)	400,837
					10,041	(6)	300,628
					8,224	(7)	246,227
					13,928	(8)	417,004
					10,446	(9)	312,753

(†)	See also “—Option Exercises and Stock Vested Table” for a discussion of certain Performance Shares that vested based on performance for the three-year period ended December 31, 2019.
(1)

Pursuant to applicable SEC rules, represents the closing market price of our common stock on December 31, 2019, $29.94, multiplied by the aggregate number of Career RSUs, RSUs or Performance Shares, as applicable, held by the Named Executive Officer on such date.

(2)

Represents unvested Career RSUs granted to the Named Executive Officers pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid in shares of our common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time of retirement. The Named Executive Officers whose Career RSUs were fully vested as of December 31, 2019 were Mr. Boyd, Mr. Smith, and Mr. Thompson. Additionally, as of December 31, 2019, Mr. Hirsberg was 50% vested and Mr. Bogich was 75% vested in his Career RSUs in accordance with the provisions of our Career Shares Program. The actual market value of our common stock, if any, ultimately received upon the grantee’s termination of service in connection with such Career RSUs can only be determined upon the occurrence of such termination. See “—Compensation Discussion and Analysis—Career Shares Program.”

(3)

Represents RSUs granted under our Stock Incentive Plan on November 2, 2017. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers vest in full upon the third anniversary of the grant date. Notwithstanding the foregoing, these RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”

(4)

Represents Performance Shares granted under our Stock Incentive Plan on November 2, 2017. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. The amount reported is the threshold number of shares that may be issued pursuant to the award. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”

(5)

Represents RSUs granted under our Stock Incentive Plan on December 5, 2018. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers vest in full upon the third anniversary of the grant date. Notwithstanding the foregoing, these RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”

(6)

Represents Performance Shares granted under our Stock Incentive Plan on December 5, 2018. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. The amount reported is the threshold number of shares that may be issued pursuant to the award. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”

(7)

Represents RSUs granted under the 2000 MIP on February 13, 2019. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers vest in full upon the third anniversary of the grant date. Notwithstanding the foregoing, these RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”

(8)

Represents RSUs granted under our Stock Incentive Plan on December 5, 2019. Each RSU represents a contingent right to receive one share of our common stock. The RSUs granted to the Named Executive Officers vest in full upon the third anniversary of the grant date. Notwithstanding the foregoing, these RSUs are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Incentive Plans.”

(9)

Represents Performance Shares granted under our Stock Incentive Plan on December 5, 2019. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. The amount reported is the threshold number of shares that may be issued pursuant to the award. Notwithstanding the foregoing, these Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. See “—Compensation Discussion and Analysis—Equity Compensation.”

Option Exercises and Stock Vested Table

The following table sets forth information regarding the exercise of stock options and the vesting of stock awards for each of our Named Executive Officers during the fiscal year ended December 31, 2019.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)(3)
William S. Boyd	23,924	270,580	60,165	1,603,351(4)
Keith E. Smith	100,000	2,106,530	232,462	6,315,875(4)
Josh Hirsberg	35,510	802,344	68,259	1,876,042(4)
Stephen S. Thompson	10,000	215,524	30,276	805,791(4)
Theodore A. Bogich	—	—	39,067	1,088,245(4)(5)

(1)

For Career RSUs and/or RSUs, amounts in this column represent the number of Career RSUs and/or RSUs that vested during 2019 for the applicable Named Executive Officer, multiplied by the market price of the underlying shares of our common stock on the vesting date.

(2)

With respect to Performance Shares, on November 8, 2016, our Named Executive Officers were granted Performance Shares under our Stock Incentive Plan, with vesting based on the Compensation Committee’s determination of the Company’s achievement of specific performance metrics for the three-year period ended December 31, 2019. On February 27, 2020, the Compensation Committee determined that performance metrics for this period had been achieved at a level resulting in payout of approximately 153% of the target award. The value realized is calculated by multiplying $26.63, the closing market price on February 27, 2020, the determination date, by the total number of shares that vested for each Named Executive Officer. See “—Compensation Discussion and Analysis—Equity Compensation, Performance Shares Vesting.”

(3)

On November 8, 2019, RSUs granted to the Named Executive Officers under our Stock Incentive Plan on November 8, 2016 vested in full in accordance with the terms of their award agreements. Each RSU represents a contingent right to receive one share of our common stock. The value realized is calculated by multiplying the closing market price of our common stock on November 8, 2019, $28.62, the vesting date, by the total number of shares that vested.

(4)

Includes Career RSUs that were granted to the Named Executive Officers on January 2, 2019 pursuant to our Career Shares Program under our Stock Incentive Plan. Each Career RSU represents a contingent right to receive one share of our common stock. The vested Career RSUs will be paid out in shares of our common stock at the time of retirement based upon the grantee’s attained age and years of continuous service at the time. Because Mr. Boyd, Mr. Smith, and Mr. Thompson were at least 55 years old and had been employed by us for at least 20 years as of the January 2, 2019 grant date, they were each immediately 100% vested in the Career RSUs granted. Because Mr. Hirshberg is at least 55 years old and had been employed by us for at least 10 years as of the January 2, 2019 grant date, he was immediately 50% vested in the Career RSUs granted. The value realized is $21.27, the closing market price on January 2, 2019, the grant (and vesting or partial vesting, as applicable) date, multiplied by the number of vested units. However, consistent with the terms of the Career Shares Program as described above, the Career RSUs of Mr. Boyd, Mr. Smith, Mr. Hirsberg, and Mr. Thompson will not convert into our common stock until the termination of each of their respective services with us. The value Mr. Boyd, Mr. Smith, Mr. Hirsberg, and Mr. Thompson receive, if any, upon such conversion can only be determined at the time that each of their respective service with us terminates.

(5)

During 2019, Mr. Bogich became 75% vested in his Career RSUs in accordance with the provisions of our Career Shares Program, with his completion of his fifteenth year of service with the Company. Previously, consistent with the Career Shares Program, Mr. Bogich had been 50% vested in his Career RSUs. As a result, as of December 31, 2019, Mr. Bogich had been granted an aggregate of 43,201 Career RSUs, which assuming the incremental change of 25% in his partial vesting, from 50% to 75%, would represent an estimated market value $325,196 (at our closing stock price of $30.11 on the date of his partial vesting event). Consistent with the terms of the Career Shares Program, however, the Career RSUs of Mr. Bogich will not convert into our common stock until his termination of service with the Company. The value Mr. Bogich may receive, if any, upon such conversion can only be determined at the time that his service with us terminates. See “—Compensation Discussion and Analysis—Career Shares Program.”

Non-Qualified Deferred Compensation Table

Our Deferred Compensation Plan provides for the deferral of compensation on a basis that is not tax-qualified. Under our Deferred Compensation Plan, our Named Executive Officers may defer up to 80% of their base salary and up to 100% of their incentive compensation. We may make discretionary matching contributions or discretionary additions to a participant’s account; however, during 2019, we did not exercise such discretion. For an explanation on a participant’s potential distributions, see “—Compensation Discussion and Analysis—Deferred Compensation Plan.” Our Deferred Compensation Plan is a self-directed investment program containing investment features and funds that are substantially similar to the Company’s 401(k) program. The following table sets forth amounts deferred under our Deferred Compensation Plan, including our predecessor plan, for the year ended December 31, 2019:

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
William S. Boyd	—	—	—
Keith E. Smith	—	165,154	721,098
Josh Hirsberg	—	—	—
Stephen S. Thompson	—	240,630	1,559,473
Theodore A. Bogich	177,034	150,046	1,152,918

Potential Payments upon Termination or Change in Control

Under the terms of our 2000 MIP, CIC Plan and our equity incentive plans, including the individual award agreements under our equity incentive plans, payments may be made to our Named Executive Officers upon their termination of employment or a change in control of the Company. See “—Compensation Discussion and Analysis—Post-Termination Compensation” for an explanation of the specific circumstances that would trigger payments under each plan. The description of the plans is qualified by reference to the complete text of the plans, which have been filed with the SEC. We have not entered into any severance agreements with our currently serving Named Executive Officers.

The following table sets forth the estimated payments that would be made to each of our Named Executive Officers upon voluntary termination, involuntary termination—not for cause, involuntary termination—for cause, a qualifying termination in connection with a change in control, and death or permanent disability. The payments would be made pursuant to the plans identified in the preceding paragraph. The information set forth in the table assumes:

•	The termination event occurred on December 31, 2019 (the last business day of our last completed fiscal year);

•	The price per share of our common stock on the date of termination is $29.94 per share (the closing market price of our common stock on December 31, 2019, the last trading day in 2019);

•

For purposes of the short-term/annual awards under the 2000 MIP, (i) the Named Executive Officers have earned their target awards and the plan administrator does not elect to eliminate or reduce the awards pursuant to authority to do so granted under the plan, and (ii) except as otherwise stated herein each Named Executive Officer has earned and is paid their target bonus, as applicable, under the 2000 MIP;

•	All payments are made in a lump sum on the date of termination;

•

The vesting of all unvested stock options, RSUs, Performance Shares and Career RSUs held by the executives (treating as unvested those Performance Shares that vested and settled based on the Compensation Committee’s subsequent determination of 2019 performance) is immediately accelerated in full upon a change of control pursuant to discretionary authority of the plan administrator granted pursuant to the particular plan (if not otherwise accelerated pursuant to the terms of the applicable award agreements, terms of the CIC Plan or pursuant to “long service” benefits);

•

The portion of in-the-money stock options and other equity awards that are subject to accelerated vesting in connection with the termination are immediately exercised and the shares received upon exercise (or upon settlement in the case of RSUs, Performance Shares and Career RSUs) are immediately resold at the assumed price per share of our common stock on the date of termination; and

•	Any vested Career RSUs held by the executives are immediately resold at the assumed price per share of our common stock on the date of termination.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may differ materially from the amounts set forth in the table below. The amounts set forth in the table below do not reflect the withholding of applicable state and federal taxes.

Name	Voluntary Termination ($)	Involuntary Termination				Death or Permanent Disability ($)
		Not For Cause ($)	For Cause ($)	Change in Control ($)
William S. Boyd
CIC Plan	—	—	—	6,457,390		—
Short-term/Annual Bonus (2000 MIP)	1,011,750	1,011,750	1,011,750	1,011,750	(1)	1,011,750
Unvested and Accelerated Awards Under Equity Incentive Plans	9,403,226	9,403,226	5,038,004	10,862,801		9,403,226
Total	10,414,976	10,414,976	6,049,754	18,331,941		10,414,976

Keith E. Smith
CIC Plan	—	—	—	11,246,718		—
Short-term/Annual Bonus (2000 MIP)	2,280,000	2,280,000	2,280,000	2,280,000	(1)	2,280,000
Unvested and Accelerated Awards Under Equity Incentive Plans	19,463,216	19,463,216	5,502,253	24,258,705		19,463,216
Total	21,743,216	21,743,216	7,782,253	37,785,423		21,743,216

Josh Hirsberg
CIC Plan	—	—	—	5,207,049		—
Short-term/Annual Bonus (2000 MIP)	—	—	—	670,000	(2)	670,000
Unvested and Accelerated Awards Under Equity Incentive Plans	2,711,307	2,711,307	928,709	6,747,997		2,711,307
Total	2,711,307	2,711,307	928,709	12,625,046		3,381,307

Stephen S. Thompson
CIC Plan	—	—	—	3,862,262		—
Short-term/Annual Bonus (2000 MIP)	540,000	540,000	540,000	540,000	(1)	540,000
Unvested and Accelerated Awards Under Equity Incentive Plans	3,877,290	3,877,290	1,619,814	4,919,801		3,877,290
Total	4,417,290	4,417,290	2,159,814	9,322,063		4,417,290

Theodore A. Bogich
CIC Plan	—	—	—	4,175,515		—
Short-term/Annual Bonus (2000 MIP)	540,000	540,000	540,000	540,000	(1)	540,000
Unvested and Accelerated Awards Under Equity Incentive Plans	3,546,423	3,546,423	970,078	4,588,934		3,223,063
Total	4,086,423	4,086,423	1,510,078	9,304,449		3,763,063

(1)	Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination with or without cause.
(2)

Represents the amount payable under the 2000 MIP in the event of a change of control followed by the executive’s termination without cause. In the event of the executive’s termination with cause following a change of control, the amount payable would be $0.

Chief Executive Officer Pay Ratio

In 2019, the annual total compensation of Mr. Smith, our President and Chief Executive Officer, was $9,645,494, as reported in the Summary Compensation Table. Based on the methodology described below, we determined that the median employee in terms of total 2019 compensation of all Company employees (other than Mr. Smith) received an estimated $31,728 in annual total compensation for 2019. Therefore, the estimated ratio of 2019 total compensation of Mr. Smith to the median employee was 304 to 1. The pay ratio provided is a reasonable estimate calculated in a manner consistent with SEC rules.

To determine median employee compensation, we took the following steps:

•	We identified our employee population as of December 31, 2019, which consisted of approximately 24,300 full-time and part-time employees.

•

With respect to employees other than Mr. Smith, we used a “base salary” for 2019, which consisted of base cash salary for salaried employees and cash compensation paid at the applicable hourly rate, plus any applicable cash tip income reported, for non-salaried employees. We then identified the median employee whose compensation we believe best reflects the Company’s employees’ median 2019 compensation.

•

Note: Certain of our non-salaried employees also may receive tip income, which we included for purposes of determining the median employee for 2019. We excluded tip income for calculation of median employee pay for 2018, but after reviewing market practices in our industry, we determined including tip income is more typical and causes us to better take into account all cash compensation of our employees. Additionally, the 2019 population included employees that were part of business transactions that occurred in the 2018 fiscal year who were omitted from the population used to determine the median employee in 2018. The median employee identified for 2018 was no longer representative of the median employee of the population. Therefore, a new median employee was identified for 2019 whose compensation most reflects the median employee of the population.

•

In accordance with SEC rules, we then determined the median employee’s 2019 total compensation ($31,728) using the approach required by the SEC when calculating our named executive officers’ compensation, as reported in the Summary Compensation Table. The median employee’s 2019 total compensation included all cash compensation and Company matching contributions to the employee’s 401(k) account.

Director Compensation

Our director compensation program, which is applicable to our directors other than directors who are also our employees, has historically consisted of cash retainers, equity grants and eligibility for certain medical and health benefits. The cash retainer component of director compensation is established by the independent members of our board of directors, and includes an annual retainer applicable to all non-employee directors for service on our board of directors, in addition to retainers specifically established based on based on committee memberships, anticipated meeting frequency and committee chair or lead director positions held during the year, as summarized in the table below for 2019:

Annual retainer fees for service on the board of directors	$75,000
Additional annual retainer fees for service as Presiding Director	$25,000
Additional annual retainer fees for service as a member or chair of (with chair fees inclusive of fees for service as a member):

	Member	Chair
Audit Committee	$14,000	$29,000
Compensation Committee	$10,000	$20,000
Corporate Governance and Nominating Committee	$10,000	$15,000

The equity compensation component of non-employee director compensation consists of an annual award of RSUs valued at approximately $175,000, which are granted on the date of each annual meeting of our shareholders, are fully vested on grant, and are to be paid in shares of our common stock upon cessation of service on the board of directors. RSUs granted under this program do not contain voting rights and are not entitled to dividends.

Director Compensation Table

The following table sets forth the compensation earned for services performed for us as a director by each member of our board of directors, other than any directors who are also our employees, during the fiscal year ended December 31, 2019.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)
Peter M. Thomas	144,000	174,989	14,435	333,424
Richard E. Flaherty	114,000	174,989	24,121	313,110
Christine J. Spadafor	104,000	174,989	7,217	286,206
John R. Bailey	85,000	174,989	14,435	274,424
Paul W. Whetsell	85,000	174,989	14,435	274,424
Veronica J. Wilson	99,000	174,989	—	273,989
Robert L. Boughner	75,000	174,989	14,435	264,434
A. Randall Thoman	22,250	—	3,609	25,859

(1)

Excluded from this table are Marianne Boyd Johnson and William R. Boyd, each of whom serves as a member of our board of directors and also as our executive officers. Neither Ms. Johnson nor Mr. Boyd receives any compensation (including board or committee fees, equity awards or otherwise) for serving as a member of our board of directors, but they are compensated for serving as executive officers. For more information, see “Transactions with Related Persons.”

(2)

Represents the amount of cash compensation earned in 2019 for service on our board of directors and committees of our board of directors, as applicable. Includes amounts deferred, to the extent of such individual’s participation, pursuant to our Deferred Compensation Plan, which permits a participating director to defer up to 100% of his or her director fees.

(3)

These amounts reflect the grant date fair value, as determined in accordance with ASC 718 of awards pursuant to our Stock Incentive Plan. The grant date fair value for awards is measured based on the fair market value of our common stock on the date of grant, calculated as the closing price for our common stock. Assumptions used in the calculation of these amounts are included in Note 11, “Stockholders’ Equity and Stock Incentive Plans,” to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 27, 2020.

(4)

On April 11, 2019, the date of our 2019 Annual Meeting, in accordance with our director compensation program, we awarded each then serving non-employee director RSUs in the amount of 5,952 shares. As of December 31, 2019, our current non-employee directors had outstanding RSUs entitling them to the following number of shares of our common stock upon retirement from the board:

Name	Aggregate Number of Shares Underlying RSUs (#)
Peter M. Thomas	115,379
Richard E. Flaherty	71,552
Christine J. Spadafor	104,098
John R. Bailey	35,669
Paul W. Whetsell	35,669
Veronica J. Wilson	115,379
Robert L. Boughner	18,008
A. Randall Thoman	—

(5)

Each of our non-employee directors is eligible to participate in our Medical Expense Reimbursement Plan, which covers medical expenses incurred by plan participants and their spouses that are not covered by other medical plans. The amounts represent amounts paid in the form of plan premiums and/or received as reimbursement under this plan for the fiscal year ended December 31, 2019. Ms. Wilson did not participate in the Medical Expense Reimbursement Plan in fiscal year 2019.

BOARD COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, the Compensation Committee Report and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings, except to the extent that the Company specifically incorporates such report by reference, and such incorporated report shall not otherwise be deemed filed.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on our review and discussions, we recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Peter M. Thomas, Chairman
Paul W. Whetsell
Veronica J. Wilson
Members, Compensation Committee

Report of the Audit Committee

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2019.

We have discussed with Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

We have received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and have discussed with Deloitte their independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Richard E. Flaherty, Chairman
Christine J. Spadafor
A. Randall Thoman
Peter M. Thomas
Veronica J. Wilson
Members, Audit Committee

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1—Election of Directors

General

The authorized number of directors is currently fixed at twelve, as set by the board of directors pursuant to our Amended and Restated Bylaws. Dr. Richard E. Flaherty turned 75 years of age during his current term as a director and therefore, pursuant to our Corporate Governance Guidelines, is not eligible to stand for re-election at the Annual Meeting. The Corporate Governance and Nominating Committee determined not to nominate Dr. Flaherty as a director on this basis, and the Company’s board of directors has determined to fix the authorized number of directors at eleven, effective upon the election of directors at the Annual Meeting. A. Randall Thoman, a member of our Board of Directors and a nominee for election at the Annual Meeting, has not previously been elected by the Company’s stockholders. Other than Dr. Flaherty, each of our directors is being nominated for election to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

As noted above, Dr. Flaherty is retiring from the board of directors at the end of his current term at the Annual Meeting. He has served on the board of directors of the Company since 2011. The Company and the board of directors wish to acknowledge and extend their most sincere thanks to Dr. Flaherty for his years of dedication and service to the Company.

Following the recommendation of our Corporate Governance and Nominating Committee, the board of directors has nominated the eleven persons listed below to serve as directors for a one-year term beginning at the Annual Meeting.

Vacancies on our board of directors and newly created directorships will generally be filled by vote of a majority of the directors then in office, and any directors so chosen will hold office until the next annual election of directors. The board of directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected to office and, to the knowledge of the board of directors, each of its nominees intends to serve the entire term for which election is sought. However, should any nominee of the board of directors become unable or unwilling to accept nomination or election as a director of the Company, the proxies solicited by management will be voted for such other person as our board of directors may determine.

In voting for a director, each stockholder is entitled to cast one vote for each outstanding share of our common stock that they hold. Stockholders are not entitled to cumulate their votes for members of the board of directors. The eleven nominees who receive the greatest number of “FOR” votes will be elected to the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”

THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Director Nominees

The names of the director nominees, their ages as of the record date and certain other information about them are set forth below:

				Board Committee Membership
Name	Age	Position	Director Since	Audit Committee(1)	Corporate Governance and Nominating Committee(1)	Compensation Committee
John R. Bailey	59	Director	2015		✓
Robert L. Boughner	67	Director and Retired Executive Vice President and Chief Business Development Officer	1996
William R. Boyd	60	Vice President and Director	1992
William S. Boyd	88	Executive Chairman of the Board of Directors	1988
Marianne Boyd Johnson	61	Vice Chairman of the Board of Directors and Executive Vice President	1990
Keith E. Smith	59	President, Chief Executive Officer and Director	2005
Christine J. Spadafor	64	Director	2009	✓	Chair
A. Randall Thoman	68	Director	2019	✓
Peter M. Thomas	70	Director	2004	✓	✓	Chair
Paul W. Whetsell	69	Director	2015			✓
Veronica J. Wilson	68	Director	2003	✓		✓

(1)

Dr. Richard E. Flaherty will continue to serve as the Chairman of the Audit Committee and as a member of the Corporate Governance and Nominating Committee until the end of his current term at the Annual Meeting.

John R. Bailey has served as a director of the Company since January 2015. Mr. Bailey is managing partner of Bailey Kennedy, a Las Vegas law firm which he founded in 2001. Mr. Bailey has more than 30 years of legal experience, with a particular focus on business practices, commercial corporate litigation, healthcare law and gaming law. Mr. Bailey has served in board positions with a wide range of regulatory and community organizations over the last 15 years, including as Chairman of the Nevada State Athletic Commission, Chairman of the Nevada State Bar Moral Character and Fitness Committee, Chairman of the Governing Board of the Andre Agassi College Preparatory Academy, Member of the Southern Nevada District Court Review Commission, and a Director of the Council for a Better Nevada, the Las Vegas Global Economic Alliance, and The Public Education Foundation. He previously served on the board of directors of SHFL Entertainment, Inc., at the time a publicly traded company.

Robert L. Boughner has served as a director of the Company since April 1996. Mr. Boughner has served as a Senior Partner with Global Market Advisors, a leading international consulting firm serving the hospitality and gaming industries, since September 2016. Mr. Boughner has more than 25 years of senior management experience within the Company, serving most recently as Executive Vice President and Chief Business Development Officer from December 2012 until his retirement in August 2016. In that role, he oversaw the Company’s business development initiatives, as well as the acquisition and integration of various hotel and casino assets. Mr. Boughner serves on the board of directors of Southwest Gas Holdings, Inc., a publicly traded company, whose holdings consist of a publicly traded gas utility and a pipeline infrastructure company. Mr. Boughner is a member of its audit committee and its nominating and corporate governance committee. He previously served on the board of directors of Bank of Nevada for 20 years. Mr. Boughner is involved in various educational, philanthropic and civic organizations.

William R. Boyd has been a Vice President of the Company since December 1990 and a director since September 1992. He also serves as chairman of the Company’s corporate compliance committee and is a member of the Company’s diversity council. Prior to his current position, Mr. Boyd also held various administrative and operations positions within the Company since 1978. Mr. Boyd serves on the board of directors of the Better Business Bureau of Southern Nevada. Mr. Boyd is the son of William S. Boyd and the brother of Marianne Boyd Johnson, both of whom are directors and officers of the Company.

William S. Boyd has served as a director of the Company since its inception in June 1988 and as Chairman of the Board of Directors since August 1988. Mr. Boyd has served as the Executive Chairman of the Board of Directors of the Company since January 2008, and he previously held the position of Chief Executive Officer of the Company from August 1988 through December 2007. A co-founder of California Hotel and Casino, the predecessor of the Company and now one of its subsidiaries, Mr. Boyd has been a director of that company since its inception in 1973, and he has held several offices with that company, including having served as its President. Prior to joining California Hotel and Casino, Mr. Boyd practiced law in Las Vegas. Mr. Boyd has served as Vice Chairman of the board of directors of the American Gaming Association and the President Emeritus of the National Center for Responsible Gaming. Mr. Boyd serves as Director Emeritus of Western Alliance Bancorporation, a publicly traded company. Mr. Boyd is the father of Marianne Boyd Johnson and William R. Boyd, both of whom are directors and officers of the Company.

Marianne Boyd Johnson has served as Vice Chairman of the Board of Directors since February 2001 and has been a director since September 1990. Ms. Johnson has served as Executive Vice President of the Company since January 2008, a position which followed more than 10 years of service in the Company’s senior management and 15 years of service in various operations positions within the Company. She also serves as chief diversity officer of the Company. Ms. Johnson serves on the board of directors of Western Alliance Bancorporation, a publicly traded company, and is a member of its compensation committee and risk committee. She is also director at large for Nevada Health and Bioscience Asset Corporation, a non-profit corporation. Ms. Johnson is the daughter of William S. Boyd and the sister of William R. Boyd, both of whom are directors and officers of the Company.

Keith E. Smith has been President and a director of the Company since April 2005, and he has served as Chief Executive Officer since January 2008. Prior to his current responsibilities, Mr. Smith held several positions in senior management since his joining the Company in September 1990, including serving as Chief Operating Officer. Mr. Smith served as a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco from 2009 through 2014, and was appointed its Chairman from January 2012 through December 2014. Mr. Smith has served on the board of the Nevada Resort Association since 2005, including service as its Chairman from December 2008 until December 2012. Mr. Smith previously served on the board of directors of the American Gaming Association, including having served as its Chairman in 2010 and 2011, and on the board of directors of the Las Vegas Convention and Visitors Authority, including having served as its Vice Chairman from 2006 to 2011. Mr. Smith is currently a member of the board of directors of SkyWest, Inc., a publicly traded company, and serves on its audit committee and as chair of its compensation committee.

Christine J. Spadafor has served as a member of our board of directors since May 2009. Ms. Spadafor is the Chief Executive Officer of SpadaforClay Group, Inc., a Harvard Square management consulting firm specializing in strategy, operations, risk management, and governance initiatives, which she founded in 2004. Ms. Spadafor serves on the board of directors at Kindred at Home where she is the Chair of the Compliance and Quality Committee. Ms. Spadafor has served non-profit organizations in board and executive leadership capacities, including serving as Chief Executive Officer of St. Jude’s Ranch for Children. Ms. Spadafor is a commentator on BBC World Service’s “Business Matters,” a lecturer in the Visiting Executive Program at Tuck School of Business at Dartmouth and at Harvard Kennedy School, and is a frequent speaker at seminars and meetings addressing “Women in Leadership” topics, including conferences sponsored by Harvard Medical School, Harvard T. H. Chan School of Public Health and Harvard Business School. In addition, she is a Distinguished Professor of Practice in the Master’s degree program at the Greenspun College of Urban Affairs in the School of Public Policy and Leadership at the University of Nevada, Las Vegas. In 2008, the American Bar Association (Direct Women) recognized her as one of the nation’s top 20 female attorneys with business expertise to serve on corporate boards.

A. Randall Thoman was appointed by the Board of Directors to serve as a director of the Company beginning on September 17, 2019. Mr. Thoman is the principal of Thoman International, LLC, a business advisory and consulting firm, which he formed in 2009. Prior to his current responsibilities, Mr. Thoman held several positions at Deloitte & Touche LLP (“Deloitte”) during a more than 30-year career with the firm, including serving as a partner from 1991 until his retirement in 2009. For more than 15 years, Mr. Thoman served as the primary technical partner in Deloitte’s Las Vegas office, having responsibility for the technical interpretation and application of accounting principles and audit standards and the review of all reporting issues and financial statements for Nevada-based clients registered with the SEC. Mr. Thoman is currently a member of the board of directors of Southwest Gas Holdings, Inc., a publicly traded company, and serves as chair of its audit committee and is a member of its compensation committee. He previously served on the board of directors of SLS Las Vegas and SHFL Entertainment, Inc.

Peter M. Thomas has served as a director of the Company since April 2004. Prior to his joining the Company, Mr. Thomas held other directorships within the gaming industry. Mr. Thomas is the Managing Director of Thomas & Mack Co. LLC, a commercial real estate development and management company. He also served as President and Chief Operating Officer of Bank of America, Nevada and its predecessor, Valley Bank of Nevada, for nearly 13 years. Mr. Thomas has been a member of the board of directors of City National Bank since April 2003, which prior to its acquisition in November 2015 was publicly held. Mr. Thomas was a board member of the Los Angeles Branch of the Federal Reserve Bank of San Francisco from January 2003 to December 2008.

Paul W. Whetsell has served as a director of the Company since January 2015. From April 2015 until July 2017, Mr. Whetsell served as the Vice Chairman of Loews Hotels Holding Corporation, and for which Mr. Whetsell had also served as President and CEO since January 2012. From 2006 through the present, Mr. Whetsell has been the President and Chief Executive Officer of Capstar Hotel Company. He currently serves on the board of Hilton Grand Vacations, Inc., a publicly traded company, the Cystic Fibrosis Foundation, and the non-profit First Book. Mr. Whetsell had also served on the board of NVR, Inc., a publicly traded company, from 2007 until his retirement from that board in 2018. Mr. Whetsell was a member of the American Hotel & Lodging Association’s Industry Real Estate and Financing Advisory Council, and previously served on the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT).

Veronica J. Wilson has served as a director of the Company since October 2003. From October 2015 until October 2017, Ms. Wilson served in the role of Executive Director of Hero School Initiatives, a non-profit organization that serves the homeless. From September 2000 until June 2014, Ms. Wilson served in leadership roles with the Blind Center of Nevada, an organization that assists people with visual impairments, including serving as President and Chief Executive Officer and later as its Executive Director. Prior to her service with the Blind Center of Nevada, Ms. Wilson had served for nearly 10 years as the Chief Executive Officer of JMJ Inc., the former operator of the Aladdin Hotel & Casino, where she had also served in the position of Chief Financial Officer. Ms. Wilson has served as a committee member on the Nevada State Rehabilitation Council, Chairman of the Aging and Disability Resource Center Advisory Board and a member of the Nevada Strategic Plan Accountability Committee. Ms. Wilson has held various senior management, controllership and financial accounting-related positions during her more than 30 years of experience in the gaming industry.

Meetings of the Board of Directors

The board of directors held a total of 9 meetings during 2019. The Audit Committee, Corporate Governance and Nominating Committee, and Compensation Committee held 14, 5 and 5 meetings during 2019, respectively. Each of our current directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which the director served that were held during the applicable period of service. We encourage, but do not require, our directors to attend our annual stockholders meetings. Last year, all of the then current members of the board of directors attended the 2019 Annual Meeting of Stockholders.

PROPOSAL 2—Ratification of Independent Registered Public Accounting Firm

Deloitte and Touche, LLP (“Deloitte”) has served as the independent registered public accounting firm for the Company and California Hotel and Casino, our predecessor, since 1981, and has been appointed by the Audit Committee to continue as our independent registered public accounting firm for the year ending December 31, 2020.

In the event that the stockholders do not ratify the selection of Deloitte as our independent registered public accounting firm, the Audit Committee will review its selection of auditors and a change in its selection may or may not occur. Even if the appointment is ratified, the Audit Committee reserves the right, in its sole discretion, to select a different independent registered public accounting firm at any time during the fiscal year without resubmitting the matter to stockholders for ratification.

A Deloitte representative is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Audit Committee considered whether Deloitte’s provision of any professional services, other than its audits of our annual financial statements and the effectiveness of our internal controls over financial reporting, reviews of quarterly financial statements and other audit-related services, is compatible with maintaining the auditor’s independence.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed by Deloitte for the audits and other services provided to the Company for fiscal years 2019 and 2018.

	2019	2018
Audit Fees(1)	$3,733,000	$3,348,000
Audit-Related Fees(2)	664,000	549,000
Tax Fees(3)	165,000	82,000
All Other Fees	—	—

Total	$4,562,000	$3,979,000

(1)

Audit fees represent fees for professional services provided in connection with the audit of our consolidated financial statements, the review of our quarterly financial statements and the audit of the effectiveness of our internal controls over financial reporting, including professional services relating to our corporate transactions and debt offering.

(2)	Audit-related fees consist primarily of services provided in connection with our regulatory audits, consulting on technical accounting matters and certain other audit-related consultation services.
(3)

Tax fees consist primarily of tax consultation and planning fees and tax compliance services, including services provided in connection with certain federal and state tax matters, cost segregation services, transaction support and Internal Revenue Service examination support services.

Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee has adopted a policy for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee. The Chairman is required to report any decisions to the Audit Committee at the next scheduled committee meeting. All services provided by Deloitte in fiscal year 2019 were in compliance with our policy relating to the pre-approval of services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT

OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 3—Advisory Vote on Executive Compensation

The Company is providing stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC, as required by Section 14A of the Exchange Act and related SEC rules (a “say-on-pay” proposal). The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. At the Company’s 2017 Annual Meeting, the majority of our stockholders voted to advise us to include a say-on-pay proposal every three years, and consistent with that preference expressed by our stockholders, the Board of Directors determined that the Company will hold an advisory stockholder vote on the compensation of our Named Executive Officers every three years. Following the stockholders’ vote on Proposal 3 at the Annual Meeting, the next say-on-pay proposal, as well as a nonbinding, advisory vote on the frequency of say-on-pay proposals, will be held at the Company’s 2023 Annual Meeting.

As described in greater detail under the heading “Compensation Discussion and Analysis, ” our compensation programs for our Named Executive Officers are designed based primarily on our efforts to (i) recognize achievement and leadership when appropriate, (ii) further align the interests of our Named Executive Officers with those of our stockholders and (iii) provide our Named Executive Officers with compensation at levels that are comparable with similarly situated executive officers at other leading companies in the gaming and hospitality industries. Accordingly, the compensation of our Named Executive Officers is based in large part on our success and achievements, as assessed by our board of directors and Compensation Committee.

The Compensation Committee believes the Company’s executive compensation programs have been effective at recognizing the achievement of sound financial performance and accomplishment of strategic, long-term transformative corporate events. During this past three-year period, the Company has successfully expanded into five new gaming markets, expanding our total presence to twenty-nine gaming entertainment properties. Additionally, the Company has continued to diligently focus on its strategy of (i) strengthening its balance sheet through a balanced capital allocation strategy with an emphasis on deleveraging; (ii) growing its portfolio of gaming establishments through multiple successful strategic acquisitions; and (iii) growing its customer base and geographic reach through strategic partnerships. Our annual report to stockholders provides more details on the Company’s financial performance.

Our board of directors and Compensation Committee value the opinions of our stockholders, who supported our compensation programs for our Named Executive Officers at the 2017 Annual Meeting with approximately 98.5% of votes cast. We are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues, in addition to the conducting of periodic advisory votes on executive compensation.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this resolution is not binding on the Company, our board of directors or our Compensation Committee. However, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation. The Compensation Committee will consider the outcome of this advisory vote when making future compensation decisions regarding our Named Executive Officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY

BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN

THIS PROXY STATEMENT.

PROPOSAL 4—Approval of the Boyd Gaming Corporation 2020 Stock Incentive Plan

The Company’s stockholders are being asked to approve the Boyd Gaming Corporation 2020 Stock Incentive Plan (the “2020 SIP”). The following discussion is qualified in its entirety by the text of the 2020 SIP, which is attached to this proxy statement as Appendix A.

Why the Board Believes Stockholders Should Approve the 2020 SIP

Motivation and Retention of Key Employees.    The Board believes equity-based awards serve to align the interests of stockholders and Company management to create long-term shareholder value and help to motivate and retain talented personnel. Our compensation program has historically relied heavily on equity-based awards as a long-term incentive tool, and our equity-based pay programs are designed to create a tight link between executive reward and stockholder value creation.

We currently have one stock incentive plan under which we may grant equity-based awards, the Boyd Gaming Corporation 2012 Stock Incentive Plan, which we refer to elsewhere in this proxy statement as the “Stock Incentive Plan” and, for clarity, which we refer to in this proposal as the “2012 SIP.” The 2020 SIP continues many of the features of our 2012 SIP, with updating that we believe provides an improved plan for equity grants going forward. If stockholders approve the 2020 SIP, the 2020 SIP will become effective as of the date of the 2020 Annual Meeting of Stockholders and no further grants will be made under the 2012 SIP. If stockholders do not approve the 2020 SIP, the 2012 SIP will remain in place.

Prudent Use and Stewardship of Equity.    The Company has historically been prudent in its use of equity-based awards. Our three-year average “burn rate,” which is a measure of the average number of shares covered by time-based awards granted and performance-based awards earned during 2017, 2018 and 2019, relative to the weighted number of outstanding shares of common stock during the same periods, was approximately 2.25% (calculated assuming an option equals one share and a restricted stock unit equals 2.5 shares).

The following table shows, effective as of December 31, 2019, the number of shares (a) subject to outstanding stock options, (b) subject to outstanding restricted stock units with only service-based vesting conditions, (c) subject to outstanding restricted stock units with performance-based vesting conditions, if such awards were to pay out at the target level, and (d) remaining available for future issuance under the 2012 SIP.

Plan	Shares to be Issued upon Exercise of Outstanding Options	Restricted Stock Units (Time-Based)	Restricted Stock Units (Performance- Based)	Shares Remaining Available for Future Grant
Boyd Gaming Corporation 2012 Stock Incentive Plan(1)	887,728(2)	2,831,068	1,069,809(3)	3,041,322(4)

(1)

Some of the outstanding stock options and time-based restricted stock units were granted under the plan before it was amended, restated and renamed in 2012. The previous name of the plan was the Boyd Gaming Corporation 2002 Stock Incentive Plan.

(2)	The weighted average exercise price of the outstanding options is $12.48, and the weighted average term to expiration is 4.17 years.
(3)

Represents the number of shares that would be issued at the target level of payout, which is not necessarily indicative of the amount of any actual future payout. Up to 200% of the target amount could be earned.

(4)

Represents the number of shares remaining available for future grant where outstanding performance-based awards are accounted for at target performance levels, which is not necessarily indicative of the amount of any actual future payout. No further grants will be made under the 2012 SIP if shareholders approve the 2020 SIP.

Reasonable Share Reserve.    As described more fully below under the Available Shares heading, the 2020 SIP provides for the issuance of 3,325,000 shares of our common stock, plus the shares that could have been issued under the 2012 SIP after the 2020 Stockholders Meeting, had we not adopted the 2020 SIP. While share usage may vary based on a variety of factors, we estimate that the shares available for issuance under the 2020 SIP represent approximately six years of the Company’s compensation needs. As of February 28, 2020, the fair market value of a share of the Company’s common stock was $26.71, measured as the closing sale price of the Company’s common stock on February 28, 2020, as reported by the NYSE.

Key Features of the 2020 SIP

•	The plan permits the granting of the following types of awards to employees, non-employee members of our Board of Directors and non-employee consultants and advisors:

•	stock options

•	stock appreciation rights (“SARs”)

•	stock awards, including restricted stock and performance shares

•	restricted stock units (“RSUs”) and performance units

•	dividend equivalent rights

•	substitute awards

•	Dividends or dividend equivalents will only be paid out if the award vests or is otherwise earned.

•	Stock options and stock appreciations rights may not be repriced without prior approval by our stockholders.

•	Stock options and stock appreciation rights may not be granted with an exercise or base price below the fair market value of a share on the grant date.

•	The plan includes a “clawback” provision that allows the Company to terminate outstanding awards, and in some circumstances recover amounts paid or shares issued under awards in certain circumstances.

•

The plan includes a limit of $800,000 on the combined value of equity awards granted (based on the grant date fair value of such awards for financial reporting purposes) and cash fees paid in any calendar year to our non-employee directors, subject to exceptions in extraordinary circumstances such as in connection with the initial election of a director.

Summary of 2020 SIP

The principal terms of the 2020 SIP are summarized below. This summary does not purport to be complete, and is qualified by reference to the provisions of the 2020 SIP, which is incorporated herein by reference. Any capitalized term not defined in this summary have the same meaning given to it in the 2020 SIP.

Purpose.    The purpose of the 2020 SIP is to provide the Company’s employees, non-employee directors and non-employee consultants and advisors who perform substantial services to the Company or a related entity an incentive, through ownership of the Company’s common stock, to continue in service to the Company or the related entity, and to help the Company compete effectively with other enterprises for the services of qualified individuals.

Available Shares.    Subject to the adjustment in connection with changes in capitalization as described below, the maximum aggregate number of shares of the Company’s common stock that may be issued pursuant to all awards (including incentive stock options) under the 2020 SIP is the sum of (a) 3,325,000 shares, plus (b) the number of shares remaining available for future awards under the 2012 SIP as of the date of the 2020 Annual Meeting, plus (c) the number of shares subject to outstanding awards under the 2012 SIP as of the date of the 2020 Annual Meeting that would have again become available for issuance under the 2012 SIP, whether because the outstanding awards under the 2012 SIP are forfeited or canceled, expire or are settled in cash, or because the shares covered by such awards under the 2012 SIP are surrendered or withheld in payment of the award exercise or purchase price or in satisfaction of tax withholding obligations.

Share Counting.    Shares covered by an award (or portion of an award) that is forfeited or canceled, expires or is settled in cash (in a cash payment by the Company), will be deemed not to have been issued for purposes of determining the maximum aggregate number of shares that may be issued under the 2020 SIP. Shares that actually have been issued under the 2020 SIP pursuant to an award will not be returned to the 2020 SIP and will not become available for future issuance under the 2020 SIP, except that if unvested shares (e.g., shares of restricted stock) are forfeited, or repurchased by the Company at their original exercise or purchase price, such shares shall become available for future grant under the 2020 SIP. Shares covered by an award that are withheld or surrendered in payment of the exercise or purchase price (including shares withheld in connection with a “net exercise” of a stock option) or in satisfaction of tax withholding obligations will not be deemed issued for purposes of counting the number of shares available under the 2020 SIP. Awards defined in the 2020 SIP as “Substitute Awards,” which are awards granted in connection with a corporate transaction upon the assumption of, or in substitution for, outstanding equity awards previously granted by the other company or entity that is party to the transaction, will not reduce the number of shares that may be issued under the 2020 SIP. Similarly, if a company acquired by the Company or with which the Company combines in a transaction has shares available under a pre-existing plan that was approved by stockholders and that was not adopted in contemplation of such acquisition or combination, the shares available for grant under such pre-existing plan (as adjusted to reflect the difference in value of the shares subject to such plan and the value of the Company’s shares) may be used for awards under the 2020 SIP and will not reduce the number of shares that may be issued under the 2020 SIP, provided that awards using such available shares may not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employed by or providing services to the Company or a related entity immediately before the acquisition or combination.

Administration.    The 2020 SIP provides that it will be administered by the Company’s board of directors or a committee designated by the board of directors, which are referred to collectively as the “Plan Administrator.” The board of directors has designated the Compensation Committee as the Plan Administrator for the 2020 SIP. Among other powers, subject to applicable laws, the Plan Administrator has the authority, in its discretion, to select employees, non-employee directors and non-employee consultants and advisors to whom awards may be granted from time to time, to determine whether and to what extent awards are granted, to determine the number of shares of the Company’s common stock or the amount of other consideration to be covered by each award, to approve award agreements for use under the 2020 SIP, to determine the terms and conditions of any award, to amend the terms of any outstanding award granted, to construe and interpret the terms of the 2020 SIP and awards granted, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable non-U.S. jurisdictions and to take such other action not inconsistent with the terms of the 2020 SIP as the Plan Administrator deems appropriate.

Eligibility.    The 2020 SIP permits the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code only to employees of the Company and any parent or subsidiary corporation of the Company. Other types of awards may be granted to employees, non-employee directors and non-employee consultants and advisors of the Company and any parent, subsidiary or other related entity. As discussed above, the Plan Administrator in its discretion determines which employees, non-employee directors and non-employee consultants and advisors will be granted awards. As of December 31, 2019, we had approximately 24,300 employees and 8 non-employee directors. We have historically granted awards to very few, if any, non-employee consultants and advisors and to a limited number of employees, and expect to continue this practice.

Terms and Conditions of Awards.    The Plan Administrator is authorized to award any type of arrangement to employees, non-employee directors and non-employee consultants and advisors that is consistent with the provisions of the 2020 SIP and that by its terms involves or might involve the issuance of (i) shares of the Company’s common stock, (ii) an option, stock appreciation right, or similar right with a fixed or variable price related to the fair market value of the Company’s common stock and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions or (iii) any other security with value derived from the value of the Company’s common stock. Subject to the terms of the 2020 SIP, the Plan Administrator determines the provisions, terms and conditions of each award, including, but not limited to, the award vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like. The Plan Administrator may make the grant, vesting or other right relating to an award contingent upon achievement of one or more performance measures or goals that it selects.

Each award is designated in an award agreement. In the case of an option, the option is designated as either an incentive stock option or a non-qualified stock option. To the extent that the aggregate fair market value of shares of the Company’s common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options are treated as non-qualified stock options.

The term of an incentive stock option may not be for more than 10 years from date of grant (or 5 years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company).

Dividends and Dividend Equivalents.    Dividends and dividend equivalents may be provided with respect to awards granted under the 2020 SIP, but any such dividends or dividend equivalents will only be paid out if the award vests or is otherwise earned.

Non-Employee Director Limit.    The 2020 SIP limits the combined amount of equity and cash compensation non-employee directors may receive in any calendar year. Specifically, the 2020 SIP provides that the maximum grant date fair value of awards granted during a single calendar year to any non-employee director, together with any cash fees paid during the calendar year in respect of the non-employee director’s service as a member of the board of directors or board committees, will not exceed $800,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes). The board may make exceptions to this limit in extraordinary circumstances such as in connection with the initial election of a non-employee director, provided the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

No Repricings Without Stockholder Approval.    Other than in connection with an adjustment made in connection with a capital transaction or a merger, acquisition or other transaction, the Company will obtain stockholder approval prior to (a) the reduction of the exercise price of any stock option or the base appreciation amount of any SAR awarded under the 2020 SIP, (b) the exchange of a stock option or SAR for another stock option or SAR with a lower exercise or base appreciation amount, (c) the cancellation of a stock option or stock appreciation right when its exercise price or base appreciation amount exceeds the fair market value of the underlying shares, in exchange for cash or another award or (d) amend or modify a stock option or SAR in a manner that would be treated as a repricing under applicable stock exchange rules. Notwithstanding the foregoing, cancelling a stock option or SAR in exchange for another stock option, SAR or other award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the exercise price or base appreciation amount of the original stock option or SAR will not be subject to stockholder approval.

Grants by Plan Administrator.    The 2020 SIP authorizes the Plan Administrator to grant incentive stock options at an exercise price of not less than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Company’s common stock on the date the option is granted. The per share exercise or purchase price of non-qualified stock options and SARs shall not be less than 100% of the fair market value on the date the option or SAR is granted.

Subject to applicable laws, the consideration to be paid for the shares of the Company’s common stock to be issued upon exercise or purchase of an award, including the method of payment, is determined by the Plan Administrator. In addition to any other types of consideration, the Plan Administrator may, for example, accept as consideration (i) cash, (ii) check, (iii) shares of the Company’s common stock, (iv) by “net exercise” where the Company withholds from the shares issuable upon exercise of an option shares having a fair market value equal to the exercise price, (v) by the delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise and delivery to the Company of the amount of sale proceeds required to pay the exercise price, or (vi) any combination of the foregoing methods of payment.

Termination of Employment.    An award may not be exercised after the termination date of such award as set forth in the award agreement. In the event a participant in the 2020 SIP terminates employment, an award may be exercised only to the extent provided in the award agreement. Where an award agreement permits a participant to exercise an award following termination of employment, the award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the award, whichever comes first. Any award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, converts automatically to a non-qualified stock option and thereafter is exercisable as such to the extent exercisable by its terms for the period specified in the award agreement.

Transferability of Awards.    Incentive stock options may only be transferred by will or by the laws of descent or distribution. Awards other than incentive stock options may be transferred by will and by the laws of descent and distribution, or, to the extent and in the manner determined by the Plan Administrator, by gift or through a domestic relations order to members of a participant’s immediate family or to trusts in which these persons have more than fifty percent of the beneficial interest, foundations in which these persons control the management of assets, and any other entity in which these persons own more than 50% of the voting interests.

Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of the Company’s common stock covered by outstanding awards, the number of shares of the Company’s common stock that have been authorized for issuance under the 2020 SIP, the exercise or purchase price of each outstanding award, shall be proportionally adjusted by the Plan Administrator in the event of (i) any increase or decrease in the number of issued shares of the Company’s common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting the Company’s common stock, (ii) any other increase or decrease in the number of issued shares of the Company’s common stock effected without receipt of consideration by the Company or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to the Company’s common stock to which Section 424(a) of the Internal Revenue Code applies or a similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive.

Corporate Transaction/Change in Control.    Effective upon the consummation of a corporate transaction, all outstanding awards shall terminate. However, all such awards shall not terminate to the extent the contractual obligations represented by the award are assumed by the successor entity. A corporate transaction includes (i) the sale of all or substantially all of the Company’s assets, (ii) the complete dissolution or liquidation of the Company, (iii) a merger or consolidation in which the Company is not the surviving entity, (iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger, or (v) the acquisition in a single or series of related transactions by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities.

The Plan Administrator may provide for full or partial accelerated vesting or exercisability, as applicable, of awards in connection with a corporate transaction or a change in control. For this purpose, a change in control includes a change in ownership or control of the Company effected through (i) the direct or indirect acquisition by any person or related group of persons, other than an acquisition from or by the Company or by William S. Boyd, his spouse or any direct descendant of William S. Boyd and his spouse, of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of continuing directors who are not affiliates or associates of the offer or do not recommend such stockholders accept or (ii) a change in the composition of the Board over a period of 36 months or less such that a majority of the Board ceases to be comprised of individuals who are continuing directors.

Clawback.    The plan includes a “clawback” provision under which awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with any clawback or similar policy adopted by our board of directors or the Plan Administrator, or applicable laws, whether such policy or applicable law becomes effective before or after the grant of the award. Award agreements may also contain additional provisions that allow us to reduce, cancel or otherwise terminate the award or that require repayment of amounts paid or shares issued (or, if the shares are disposed of, the proceeds received for such shares) under an award under circumstances specified by the Plan Administrator in the award agreement, including if the grantee violates Company policies or applicable restrictive covenants.

Amendment, Suspension or Termination of the 2020 SIP.    The Company’s board of directors may at any time amend, suspend or terminate the 2020 SIP. To the extent necessary to comply with applicable provisions of U.S. Federal securities laws, state corporate and securities laws, the Internal Revenue Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the 2020 SIP in such a manner and to such a degree as required. If the 2020 SIP is approved by stockholders, it will become effective on the date of the 2020 Annual Meeting of Stockholders and it will terminate ten years later, in April of 2030, unless terminated earlier by the Company’s board of directors. Any amendment, suspension or termination of the 2020 SIP shall not adversely affect awards already granted unless consented to by the grantee.

Certain U.S. Federal Tax Consequences

The following summary of the federal income tax consequences of 2020 SIP transactions is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences.

Non-Qualified Stock Options.    Except as provided under Section 409A of the Internal Revenue Code discussed below, the grant of a non-qualified stock option under the 2020 SIP will not result in any U.S. Federal income tax consequences to the participant or to the Company. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of the Company’s common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

Absent special limitations on exercisability, in the event a nonqualified stock option is granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant or amended in certain respects, such option may be considered deferred compensation and subject to Section 409A of the Internal Revenue Code, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Internal Revenue Code which fails to comply with the rules of Section 409A, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the 2020 SIP will not result in any U.S. Federal income tax consequences to the participant or to the Company. A participant recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of the Company’s common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

In the event that an incentive stock option is amended in certain respects, such option may be considered deferred compensation and subject to the rules of Section 409A of the Internal Revenue Code, which provides rules regarding the timing of payment of deferred compensation. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.

Stock Appreciation Rights.    Recipients of stock appreciation rights, which are referred to as “SARs,” generally should not recognize income until such rights are exercised, assuming Section 409A of the Internal Revenue Code does not apply. Upon exercise, the participant will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for U.S. Federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Participants will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount.

A SAR can be considered deferred compensation and subject to Section 409A of the Internal Revenue Code. A SAR that does not meet the requirements of Section 409A of the Internal Revenue Code, such as with respect to the timing of the delivery of cash or shares following vesting, can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest.

Restricted Stock and Performance Stock.    The grant of restricted stock, including restricted stock with performance-based vesting conditions, will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Sections 162(m) or 280G of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock, including restricted stock with performance-based vesting conditions, may make an election under Section 83(b) of the Internal Revenue Code, which is referred to as a “section 83(b) election,” to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock (if any) and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The section 83(b) election must be made within thirty days from the time the restricted stock is issued.

Restricted Stock Units and Performance Units.    Recipients of restricted stock units, which are referred to as “RSUs,” and performance units generally should not recognize income until such units are converted into cash or shares of stock, unless Section 409A of the Internal Revenue Code applies. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the RSUs and performance units. Participants will recognize gain upon the disposition of any shares received upon conversion of the RSUs and performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.

The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.

RSUs and performance units also can be considered non-qualified deferred compensation and subject to the rules of Section 409A of the Internal Revenue Code. A grant of RSUs or performance units that does not meet the requirements of Internal Revenue Code Section 409A can result in the acceleration of income recognition, an additional 20% tax obligation, plus potential penalties and interest to such participant.

Dividends and Dividend Equivalents.    Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend and dividend equivalent payments received with respect to such awards, which income is subject to withholding for U.S. Federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Internal Revenue Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.

The foregoing is only a summary of the U.S. Federal income tax consequences of 2020 SIP transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss the tax consequences of a grantee’s death or the tax laws of any municipality, state or foreign country to which the grantee may be subject.

New Plan Benefits

The 2020 SIP does not specify grant amounts and, as of the date of the 2020 Annual Meeting of Stockholders, no grants have been made or committed to be made under the 2020 SIP. The number of grants, if any, to be made after approval of the 2020 SIP to specific employees, non-employee directors, non-employee consultants or advisors or groups thereof, is subject to the discretion of the Plan Administrator and cannot currently be determined.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF

THE BOYD GAMING CORPORATION 2020 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides additional information regarding our equity compensation plans in effect at December 31, 2019.

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued upon Exercise of Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Shares Reflected in Column(a))
Equity compensation plans approved by stockholders	4,788,605(1)	$12.48(2)	3,041,322(3)
Equity compensation plans not approved by stockholders	—	—	—

Total	4,788,605(1)	$12.48(2)	3,041,322(3)

(1)	Includes options to purchase shares outstanding under our Stock Incentive Plan. Also includes RSUs and Performance Shares outstanding under our Stock Incentive Plan.
(2)	Weighted Average Exercise Price does not include RSUs or Performance Shares outstanding under our Stock Incentive Plan, which are exercisable for zero consideration.
(3)

Consists of shares available for future issuance under our Stock Incentive Plan, which may also be issued as RSUs and Performance Shares under our 2000 MIP. Each Performance Share represents a contingent right to receive up to a maximum of two (2) shares of our common stock, subject to three-year cliff vesting and satisfaction of certain performance metrics. With respect to our outstanding grants of Performance Shares, the amounts reported in the table above assume that the performance metrics will all be achieved at the target performance level, or one (1) share of our common stock for each Performance Share. If the performance metrics were all achieved at maximum performance, the Performance Shares awarded would be the maximum of two (2) shares of our common stock. Notwithstanding the foregoing, the RSUs and the Performance Shares are subject to forfeiture and other terms and conditions contained in the award agreement and the Stock Incentive Plan. Additionally, certain Performance Shares have vested as of the record date based on Company performance during the year ended December 31, 2019. See “Compensation Discussion and Analysis—Equity Compensation, Performance Share Vesting.”

DELINQUENT SECTION 16(a) REPORTS;

TRANSACTIONS WITH RELATED PERSONS; POLICIES AND PROCEDURES REGARDING

TRANSACTIONS WITH RELATED PERSONS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, certain of the Company’s officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during 2019 all Section 16(a) filing requirements applicable to such officers, directors and 10% stockholders were satisfied, except that one Form 5 was filed for Christine J. Spadafor, reporting the acquisition of 141 shares of our common stock made pursuant to a broker-assisted dividend reinvestment program between July 2017 and April 2019, a portion of which were reported late.

Transactions with Related Persons

Marianne Boyd Johnson and William R. Boyd are children of William S. Boyd, the Executive Chairman of our Board of Directors. Samuel J. Johnson, III is the step-son of Marianne Boyd Johnson, our Executive Vice President and Vice Chairman of the Company’s Board of Directors. Marianne Boyd Johnson received a base salary and cash bonus in the amount of $506,227 for fiscal year 2019 and is receiving a base salary in the amount of $294,000 for fiscal year 2020. William R. Boyd, a Vice President and member of the Company’s board of directors, received a base salary and cash bonus in the amount of $390,444 for fiscal year 2019 and is receiving a base salary in the amount of $265,000 for fiscal year 2020. Samuel J. Johnson, III, Vice President of Business Improvement with the Company, received a base salary and cash bonus in the amount of $213,484 for fiscal year 2019 and is receiving a base salary in the amount of $178,000 for fiscal year 2020. Marianne Boyd Johnson, William R. Boyd and Samuel J. Johnson, III are also eligible to earn cash bonuses in fiscal year 2020.

Policies and Procedures Regarding Transactions with Related Persons

We attempt to analyze all transactions in which the Company (or our subsidiaries) participates and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our stockholders and their respective immediate family members. As it relates to our employees, officers and directors, pursuant to our Code of Business Conduct and Ethics, which is available on our website at www.boydgaming.com, a conflict of interest arises when personal interests interfere with the ability to act in the best interests of the Company. Pursuant to our Code of Business Conduct and Ethics, our employees are to disclose any potential conflicts of interest to the Chief Executive Officer or his designees, who will advise the employee as to whether or not the Company believes a conflict of interest exists. Employees are also to disclose potential conflicts of interest involving their respective spouses, siblings, parents, in-laws, children, and members of their households. Non-employee directors are also to discuss any concerns with the Chairman of the Corporate Governance and Nominating Committee or our General Counsel.

Each year, we require our director nominees and executive officers to complete a questionnaire that is intended to, among other things, identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest that exceeds $120,000. We also require that directors and executive officers promptly notify us of any changes during the course of the year to the information provided in the annual questionnaire.

Our Audit Committee, pursuant to its charter, has responsibility for reviewing and approving certain related person transactions, as provided in the charter. In addition, the board of directors annually determines the independence of directors based on a review by the directors and the Corporate Governance and Nominating Committee.

We believe that these policies and procedures collectively ensure that all related person transactions requiring disclosure under SEC rules are appropriately reviewed and approved or ratified.

STOCKHOLDER PROPOSALS; OTHER MATTERS

Stockholder Proposals

Our stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual stockholder meetings consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our 2021 Annual Meeting of Stockholders and included in the board of directors’ proxy statement and form of proxy for that meeting must be received no later than November 10, 2020 at the following address:

Boyd Gaming Corporation

3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169

Attn: Corporate Secretary

Consistent with the Company’s bylaws, notice of any proposal that a stockholder intends to present at the 2021 Annual Meeting of Stockholders, but does not intend to have included in the board of directors’ proxy statement and form of proxy for that meeting, must be given to our Corporate Secretary in writing not less than 45 days and not more than 75 days prior to the anniversary of the date on which we first mailed our proxy materials for this year’s Annual Meeting of Stockholders (i.e., not earlier than December 25, 2020 and not later than January 24, 2021), after which the notice is untimely. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting, (b) the name and address of the stockholder proposing such business, (c) the number of shares of our common stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. If the date of the 2021 Annual Meeting of Stockholders is moved by more than 30 days from the anniversary of this year’s annual meeting, the aforementioned deadlines for stockholder proposals will be adjusted consistent with Rule 14a-8 promulgated under the Exchange Act and the Company’s bylaws.

Our Amended and Restated Bylaws allow stockholders to nominate director candidates pursuant to “proxy access” and “advance notice” provisions. Our Amended and Restated Bylaws provide a proxy access right to permit a stockholder, or a group of up to 20 stockholders, owning continuously for at least three years shares of our stock representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Amended and Restated Bylaws. In addition, any stockholder may make director nominations pursuant to the advance notice provisions of the Amended and Restated Bylaws that the stockholder intends to present at the 2021 Annual Meeting of Stockholders, but does not intend to have included in the board of directors’ proxy statement and form of proxy for that meeting.

Regardless of the method chosen by a stockholder to nominate a candidate for election to the board of directors, under our Amended and Restated Bylaws, compliant notice of director nominations must be received by the Company, Attention: Corporate Secretary, at our principal offices, no later than 60 days prior to the date of the 2021 Annual Meeting of Stockholders, and such notice must meet the eligibility, procedural, disclosure and other requirements set forth in the Amended and Restated Bylaws.

Other Matters

The board of directors currently knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on April 9, 2020.

This proxy statement, the accompanying form of proxy card and our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, are available at http://www.boydgaming.com/proxymaterials. A copy of our Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC has been provided to our stockholders together with this proxy statement and will be provided to a stockholder, with exhibits, without charge upon written request to Boyd Gaming Corporation, 3883 Howard Hughes Parkway, Ninth Floor, Las Vegas, Nevada 89169, (702) 792-7200, Attn: David Strow, Vice President Corporate Communications.

APPENDIX A

BOYD GAMING CORPORATION

2020 STOCK INCENTIVE PLAN

1. Purposes of the Plan.    The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions.    As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of the Committees appointed to administer the Plan.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(d) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section 2(q)(i), 2(q)(ii) or 2(q)(iii), the contractual obligations represented by the Award are assumed by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section 2(q)(iv) or 2(q)(v) the Award is affirmed by the Company. The Award shall not be deemed “Assumed” for purposes of terminating the Award (in the case of a Corporate Transaction) if pursuant to a Corporate Transaction the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity or its Parent.

(e) “Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, or other right or benefit under the Plan.

(f) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(g) “Board” means the Board of Directors of the Company.

(h) “Boyd Family” means William S. Boyd, his spouse, any direct descendant or spouse of such descendant, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries in capital stock of the Company is one of the foregoing persons. The members of the Boyd Family shall be deemed to beneficially own any capital stock of a corporation held by any other corporation (the “parent corporation”) so long as the members of the Boyd Family beneficially own, directly or indirectly through one or more intermediates, in the aggregate 50% or more of the total voting power of the capital stock of the parent corporation.

(i) “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company, by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offer or do not recommend such stockholders accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means any committee appointed by the Board to administer the Plan.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Boyd Gaming Corporation, a Nevada corporation.

(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or a Related Entity to render consulting or advisory services as an independent contractor and is compensated for such services.

(o) “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(p) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds ninety (90) days, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90) day period.

(q) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations);

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan or a Permitted Holder) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(r) “Director” means a member of the Board or the board of directors of any Related Entity.

(s) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(t) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

(u) “Effective Date” means the date the Plan becomes effective pursuant to Section 12, below.

(v) “Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(w) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(x) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The New York Stock Exchange, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(y) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(z) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(bb) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(cc) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(dd) “Option” means a stock option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(ee) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ff) “Performance Shares” means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

(gg) “Performance Units” means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(hh) “Permitted Holders” means the Boyd Family and any group (as such term is used in Section 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

(ii) “Plan” means this 2020 Stock Incentive Plan, as may be amended from time to time.

(jj) “Prior Plan” means the Boyd Gaming Corporation 2012 Stock Incentive Plan, as amended and restated effective May 17, 2012.

(kk) “Related Entity” means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

(ll) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(mm) “Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(nn) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(oo) “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

(pp) “Share” means a share of the Common Stock.

(qq) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(rr) “Substitute Award” means an Award granted under the Plan in connection with a corporate transaction upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares that may be issued pursuant to all Awards (including Incentive Stock Options) shall not exceed the sum of (i) 3,325,000 Shares, plus (ii) the aggregate number of Shares remaining available for future awards under the Prior Plan as of the Effective Date, plus (iii) the number of Shares subject to outstanding awards under the Prior Plan that would have again become available for issuance pursuant to new awards under the Prior Plan, whether because the outstanding awards under the Prior Plan are forfeited or canceled, expire or are settled in cash, or because the Shares covered by such awards under the Prior Plan are surrendered or withheld in payment of the award exercise or purchase price or in satisfaction of tax withholding obligations. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock. On and after the Effective Date, no awards of any type may be granted pursuant to the Prior Plan, but awards granted pursuant to the Prior Plan prior to the Effective Date shall continue to be effective in accordance with their terms.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash (in a cash payment by the Company), shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original exercise or purchase price, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the listing requirements of the New York Stock Exchange (or other established stock exchange or national market system on which the Common Stock is traded) or Applicable Law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price (including pursuant to the “net exercise” of an Option pursuant to Section 7(b)(v)) or (ii) in satisfaction of tax withholding obligations shall be deemed not to have to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

(c) Substitute Awards shall not reduce the number of Shares which may be issued pursuant to Awards under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares which may be issued pursuant to Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or a Related Entity immediately prior to such acquisition or combination.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration with Respect to Directors and Officers.    With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii) Administration with Respect to Consultants and Other Employees.    With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(iii) Delegation.    To the extent permitted by Applicable Law, the Board and the Committee may delegate its authority as identified herein to one or more Officers, subject to such conditions and/or limitations as the Board or the Committee may establish; provided, however, that only the Board or the Committee may select and grant Awards to Grantees who are Officers or Directors.

(iv) Administration Errors.    In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b) Powers of the Administrator.    Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to grant Substitute Awards;

(v) to approve forms of Award Agreements for use under the Plan;

(vi) to determine the terms and conditions of any Award granted hereunder;

(vii) subject to Section 19, below, to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee;

(viii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(ix) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws;

provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(x) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(c) Effect of Administrator’s Decision.    All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

5. Eligibility.    Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards.    The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award.    Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award.    Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one or more performance measures as may be selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Deferral of Award Payment.    The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award (but only to the extent that such deferral programs would not result in an accounting compensation charge unless otherwise determined by the Administrator). The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(e) Separate Programs.    The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f) Early Exercise.    The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(g) Non-Employee Director Limitation.    The maximum grant date fair value of Awards granted during a single calendar year to any non-Employee Director of the Company, together with any cash fees paid during the calendar year in respect of the non-Employee Director’s service as a member of the Board and any Board committees, shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, however, that the Board may make exceptions to this limit in extraordinary circumstances such as in connection with the initial election of a non-Employee Director of the Company (provided the non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation). For the avoidance of doubt, the value of any dividends or Dividend Equivalent Right payments paid pursuant to any Award granted in a previous calendar year shall not be considered cash fees paid during the calendar year in respect of the non-Employee Director’s service as a member of the Board and any Board committees.

(h) Term of Award.    The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Option or SAR shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(i) Transferability of Awards.    Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift and or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator.

(j) Time of Granting Awards.    The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

7. Award Exercise Price, Base Price or Purchase Price; Consideration and Taxes.

(a) Exercise Price, Base Price or Purchase Price.    The exercise, base price or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option or SAR, the per Share exercise or base price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of other Awards, such purchase price as is determined by the Administrator.

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of a Substitute Award, the exercise, base or purchase price of the Award may be less than the Fair Market Value per Share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price, base price or purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise, base price or purchase price of such shares.

(b) Consideration.    Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) With respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the exercise price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);

(vi) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares (including all applicable taxes) and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vii) any combination of the foregoing methods of payment.

(c) Taxes.    No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the exercise price as provided in Section 7(b)(vi). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10. Adjustments Upon Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise price, base price or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11. Corporate Transactions/Changes in Control.

(a) Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b) The Administrator shall have the authority to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Change in Control, on such terms and conditions as the Administrator may specify. The Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Change in Control.

(c) The portion of any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

12. Effective Date and Term of Plan.    Subject to obtaining the requisite stockholder approval at the Company’s 2020 Annual Meeting of Stockholders, the Plan shall become effective April 9, 2020. It shall continue in effect for a term of ten (10) years unless sooner terminated.

13. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee, unless consented to by the Grantee.

14. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. No Effect on Terms of Employment/Consulting Relationship.    The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

16. No Effect on Retirement and Other Benefit Plans.    Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17. Dividends and Dividend Equivalent Rights.    Options and SARs shall not provide the Grantee with the right to receive Dividend Equivalent Rights. With respect to all other Awards, the Administrator may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s settlement, to include as part of such Award an entitlement to receive dividends or Dividend Equivalent Rights, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Administrator may establish; provided, however, all dividends or Dividend Equivalent Rights payable with respect to any Award shall be accumulated or credited as additional Shares or units subject to such Award, and will vest and be paid to the Grantee only if and when, and to the extent that, such Award vests and/or is settled or paid, as applicable.

18. Withholding Taxes.    The Company or any Related Entity shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income, employment or other taxes required by law to be withheld with respect to such payment or may require the Grantee to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Administrator may allow a Grantee to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Shares due as a result of such Award, or by permitting the Grantee to deliver to the Company, Shares having a Fair Market Value equal to the amount of such required withholding taxes; provided, however, that in no event shall the Company or any Related Entity withhold, or allow the Grantee to deliver, Shares having a value that exceeds the maximum statutory rate of withholding (or such other amount as would cause the applicable Award to be subject to adverse accounting treatment).

19. No Repricings.    Notwithstanding anything herein to the contrary, except for adjustments under Section 10 hereof or in connection with the assumption or substitution of an Award in a Corporate Transaction or Change in Control under Section 11, without first obtaining stockholder approval, (i) the exercise price of an Option or base price of an SAR may not be reduced, (ii) Options and SARs may not be cancelled and replaced with Options or SARs with a lower exercise price or base price, (iii) Options and SARs with an exercise or base price that is equal to or in excess of the Fair Market Value of the underlying Share may not be purchased for cash or other securities or exchanged for other Awards, and (iv) Options or SARs may not otherwise be amended or modified in a manner that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option or SAR or other Award with an exercise price, base price or purchase price that is equal to or greater than the exercise price or base price of the original Option or SAR shall not be subject to stockholder approval.

20. Section 83(b) Election.    The Administrator may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Grantee making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Grantee shall be required to file promptly a copy of such election with the Company.

21. Code Section 409A Compliance.    To the extent applicable, it is intended that the Plan and any Awards granted under the Plan comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service (collectively “Section 409A”) or an exemption thereunder. Any provision that would cause the Plan or any Award granted under the Plan to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Notwithstanding anything to the contrary in the Plan or an Award Agreement, with respect to any Award (or portion thereof) that constitutes deferred compensation under Section 409A and that is to be settled, distributed or paid on an accelerated basis due to a Corporate Transaction or Change in Control event, to the extent (and only to the extent) required to avoid additional tax under Section 409A with respect to such Award, the Corporate Transaction or Change in Control must also constitute a “change in control event” described in Treasury Regulation Section 1.409A-3(i)(5). Notwithstanding any other provision of the Plan to the contrary, neither the Company nor any Related Entity (or any employee, officer, director, agent or representative of the Company or an Related Entity) shall have any liability with respect to any taxes, penalties, interest or other costs or expenses a Grantee or any related party may incur with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A.

22. Construction.    Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

23. Clawback/Recoupment.    Each Award shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Board or the Administrator and as in effect from time to time, or (b) applicable laws, whether such policy or applicable law becomes effective prior to or following the grant of such Award, and the Company may take such actions as may, in its discretion, be necessary to effectuate any such policy or Applicable Law. Award Agreements may also contain additional provisions that allow the Company to reduce, cancel or otherwise terminate the Award or that require repayment of amounts paid or Shares issued (or, if the Shares are disposed of, the proceeds received for such Shares) pursuant to the Award under circumstances specified by the Administrator in the Award Agreement, including if the Grantee violates Company policies or applicable restrictive covenants.

24. Grantees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or a Related Entity operates or has Employees, Directors, or Consultants, the Administrator, in its sole discretion, shall have the power and authority, without limitation, but only to the extent permitted by applicable law, to (a) modify the terms and conditions of any Award granted to Grantee’s outside the United States to comply with applicable foreign laws, (b) establish sub-plans, rules and/or procedures, to the extent such actions may be necessary or advisable and (c) take any other action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

25. No Representations or Warranties Regarding Tax Effect.    Notwithstanding any provision of the Plan to the contrary, none of the Company, any Related Entity, the Administrator or any other individual or group represents or warrants the tax treatment under any federal, state, local or foreign laws and regulations thereunder of any Award granted or any amounts paid to any person under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under applicable tax laws or regulations.

Shareowner Services
P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxypush.com/byd Use the Internet to vote your proxy until 12:00 p.m. (C.D.T.) on April 8, 2020.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (C.D.T.) on April 8, 2020.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

The Board of Directors Unanimously Recommends a Vote FOR all of the Director Nominees identified in Proposal 1 and FOR each of Proposals 2, 3 and 4.

1. Election of	01	John R. Bailey	05	Marianne Boyd Johnson	09	Peter M. Thomas	☐	Vote FOR	☐	Vote
Directors:	02	Robert L. Boughner	06	Keith E. Smith	10	Paul W. Whetsell		all nominees		WITHHELD
	03	William R. Boyd	07	Christine J. Spadafor	11	Veronica J. Wilson		(except as		from all
	04	William S. Boyd	08	A. Randall Thoman				marked)		nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	☐	For	☐	Against	☐	Abstain

3. Advisory vote on executive compensation.	☐	For	☐	Against	☐	Abstain

4. Approval of the Boyd Gaming Corporation 2020 Stock Incentive Plan.	☐	For	☐	Against	☐	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL DIRECTOR NOMINEES IDENTIFIED IN PROPOSAL 1 AND FOR EACH OF PROPOSALS 2, 3 AND 4.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

BOYD GAMING CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 9, 2020

11:00 a.m. (local time)

California Hotel and Casino

12 East Ogden Avenue

Las Vegas, Nevada 89101

Boyd Gaming Corporation 3883 Howard Hughes Parkway, Ninth Floor Las Vegas, Nevada 89169	proxy

This proxy is solicited by the board of directors for use at the Boyd Gaming Corporation Annual Meeting of Stockholders on Thursday, April 9, 2020.

The undersigned hereby appoints William S. Boyd and William R. Boyd (collectively, the “Proxies”), or either of them, each with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Boyd Gaming Corporation, a Nevada corporation (the “Company”), to be held on Thursday, April 9, 2020, at 11:00 a.m., local time, at California Hotel and Casino, 12 East Ogden Avenue, Las Vegas, Nevada 89101, and at any adjournments or postponements thereof. SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR EACH OF PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

TO ACCESS THE COMPANY’S ANNUAL REPORT AND PROXY STATEMENT MATERIALS ONLINE GO TO: http://www.boydgaming.com/proxymaterials

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD

PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.